ASSET AND STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         TRIUMVIRATE ENVIRONMENTAL, INC.

                                       AND

                            GS ENVIRO SERVICES, INC.,
                           ENVIRO-SAFE CORPORATION AND
                          ENVIRO-SAFE CORPORATION (NE)



                                 March 31, 2008



                               Table of Contents

ARTICLE I.........................................................................................................1

     1.1     Definitions..........................................................................................1
     1.2     Other Defined Terms..................................................................................7

ARTICLE II........................................................................................................8

     2.1     Purchase of Assets...................................................................................8
     2.2     Retained Assets......................................................................................9
     2.3     Liabilities.........................................................................................10
ARTICLE III......................................................................................................11

ARTICLE IV.......................................................................................................11

     4.1     Purchase Price......................................................................................11
     4.2     Use of Proceeds.....................................................................................11
     4.3     Allocation of Purchase Price........................................................................11
     4.4     Adjustment to Asset Purchase Price..................................................................12
ARTICLE V........................................................................................................13

ARTICLE VI.......................................................................................................14

     6.1     Organization and Qualification......................................................................14
     6.2     Authority; No Violation.............................................................................14
     6.3     Authorized and Outstanding Stock....................................................................15
     6.4     Subsidiaries........................................................................................15
     6.5     SEC Filings; Financial Statements...................................................................15
     6.6     Absence of Undisclosed Liabilities..................................................................16
     6.7     Absence of Certain Changes..........................................................................17
     6.8     Title, Sufficiency and Condition of the Purchased Assets; Enviro-Safe (NE) Stock....................18
     6.9     Real Estate.........................................................................................18
     6.10    Accounts Receivable.................................................................................19
     6.11    Inventories.........................................................................................20
     6.12    Intellectual Property...............................................................................20
     6.13    Trade Secrets and Customer Lists....................................................................20
     6.14    Contracts...........................................................................................21
     6.15    Customers...........................................................................................22
     6.16    Compliance with Laws................................................................................22
     6.17    Taxes...............................................................................................23
     6.18     Employee Benefit Plans.............................................................................24
     6.19    Environmental Matters...............................................................................25
     6.20    Employees...........................................................................................27
     6.21    Litigation..........................................................................................27
     6.22    Insurance...........................................................................................27
     6.23    Brokers.............................................................................................28
     6.24    Burdensome Agreements...............................................................................28
     6.25    Records and Books...................................................................................28
     6.26    Transactions with Interested Persons................................................................28
     6.27    No Corrupt Practices................................................................................28
     6.28    Disclosure of Material Information..................................................................28
ARTICLE VII......................................................................................................29

     7.1     Organization and Qualification......................................................................29
     7.2     Authority; No Violation.............................................................................29
     7.3     Required Filings and Consents.......................................................................29
     7.4     Brokers.............................................................................................29
ARTICLE VIII.....................................................................................................29

     8.1     Covenants of each Company and Parent................................................................29
     8.2     Covenants of the Buyer..............................................................................35
     8.3     Covenants of the Parent, Company and Buyer..........................................................36

ARTICLE IX.......................................................................................................36

     9.1     Conditions to Obligations of the Buyer..............................................................36
     9.2     Conditions to Obligations of the Company and Parent.................................................39

ARTICLE X........................................................................................................40

     10.1    Termination of Agreement............................................................................40
     10.2    Effect of Termination and Right to Proceed..........................................................41

ARTICLE XI.......................................................................................................41

     11.1    Survival of Representations and Warranties..........................................................42
     11.2    Indemnification by the Enviro-Safe and Parent.......................................................42
     11.3    Indemnification by the Buyer........................................................................43
     11.4    Notice and Opportunity to Defend....................................................................43
     11.5    Limitations on Certain Indemnification Obligations..................................................45
     11.6    Treatment of Indemnification Payments...............................................................46

ARTICLE XII......................................................................................................46

     12.1    Tax Indemnity.......................................................................................46
     12.2    Tax Returns.........................................................................................47
     12.3    Cooperation, Audits; Tax Claims.....................................................................48
     12.4    Tax Sharing Agreements..............................................................................48
     12.5    Intentionally Omitted...............................................................................48
     12.6    2008 Estimated Taxes................................................................................49

ARTICLE XIII.....................................................................................................49

     13.1    Fees and Expenses...................................................................................49
     13.2    Notices.............................................................................................49
     13.3    Successors and Assigns..............................................................................50
     13.4    Counterparts; Descriptive Headings; Variations in Pronouns..........................................50
     13.5    Severability; Entire Agreement......................................................................50
     13.6    Further Assurances..................................................................................50
     13.7    Attorneys' Fees.....................................................................................51
     13.8    Course of Dealing...................................................................................51
     13.9    GOVERNING LAW.......................................................................................51
     13.10   WAIVER OF JURY TRIAL................................................................................51


51



                       ASSET AND STOCK PURCHASE AGREEMENT


     Asset and Stock Purchase Agreement (the "Agreement"), dated as of March 31, 2008, by and among Triumvirate Environmental, Inc., a Massachusetts corporation ("TEI" and together with one or more wholly-owned subsidiaries of TEI, "Buyer"); GS Enviro Services, Inc., a Delaware corporation ("Parent"), Enviro-Safe Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Enviro-Safe"); and Enviro-Safe Corporation (NE), a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Enviro-Safe (NE)"; and, at times, collectively with Enviro-Safe, the "Companies" and individually a "Company").

     Parent owns 100% of the capital stock of Enviro-Safe and Enviro-Safe (NE), each of which is an environmental management companies providing services to a client base located in the Northeast region of the United States. Such services and business include the provision of industrial waste, transportation, distribution, recycling and disposal services; field services for its clients, including remedial, industrial cleaning and other related services at their respective sites and facilities; and the operation of a licensed transfer, storage and disposal business at Howard Street, Lowell, Massachusetts (collectively, the "Business").

     This Agreement  sets forth the terms and  conditions  upon which Buyer will
(i) purchase from Enviro-Safe, and Enviro-Safe will sell to Buyer, substantially all the assets of Enviro-Safe (other than the Retained Assets, as hereinafter defined) including all such assets used by Enviro-Safe in the Business; and (ii) purchase from Parent 100% of the issued and outstanding capital stock of Enviro-Safe (NE), for the consideration provided herein.

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in this Article I, unless otherwise defined herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means (i) in the case of an individual, the members of the immediate family (including the individual's spouse and the parents, siblings and children of the individual and/or the individual's spouse) and any Business Entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the foregoing individuals, or (ii) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Business Entity.

     "Acquired   Assets"  means   collectively  the  Purchased  Assets  and  the
Enviro-Safe Assets.

     "Business Day" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts, are authorized or required by law to close.

     "Business Entity" means any corporation, partnership, limited liability company, trust or other domestic or foreign form of business association or organization.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations thereunder, and court decisions in respect thereof, all as the same shall be in effect at the time.

         "Charter" means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation or limited liability company or other Business Entity, as amended and restated through the date hereof.

     "Claim"  means  an  action,  suit,  proceeding,   hearing,   investigation,
litigation, charge, complaint, claim or demand.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, published Internal Revenue Service rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

     "Compliance" or words similar meaning shall mean adherence, in all material respects, to any and all Legal Requirements.

     "Current Assets" means as of the Closing Date the sum, calculated in accordance with GAAP on a combined basis, of the Companies' (i) cash and cash equivalents, (ii) restricted cash, (iii) marketable securities, (iv) trade and other accounts receivable, (v) inventories, (vi) prepaid expenses, and (vii) other current assets (other than any balance in deferred income taxes or income taxes receivable, Inter-Company Accounts and/or outstanding accounts receivable of either Company greater than 120 days old as of a date sixty (60) days after the Closing Date.

     "Current Liabilities" means as of the Closing Date the sum, calculated in accordance with GAAP on a combined basis, of the Companies' liabilities (other than (i) accrued income taxes, (ii) any balance in deferred income taxes payable or income tax receivable, (iii) Inter-Company Accounts, and (iv) reserves for onsite or offsite clean-up or any other environmental liabilities), including any accrued compensation payable, and obligations under capital equipment leases and the current portion of the Vehicle Loans.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, request for information, proceeding, Lien, notice of Lien, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation,
(a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials, damage to the environment or alleged injury or threat of injury to human health or safety from pollution or other environmental degradation.

     "Environmental Law" means as applicable to the Business or the Companies, any federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or future danger to human health or the environment or relating to any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof, including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials. The term "Environmental Law" includes the following statutes, as amended, and in effect from time to time up to the Closing Date, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: Massachusetts General Laws, Chapter 21E; the Massachusetts Contingency Plan, 310 CMR 40.000 et seq; Massachusetts General Laws, Chapter 21C, the Hazardous Waste Management Act and its implementing regulations 310 CMR 30.00, et seq.; the Comprehensive Environmental Response,
Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; and any similar state and local laws or by-laws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Enviro-Safe (NE) Assets" means all assets, contracts and rights, real or personal, tangible or intangible, owned, used by or accruing to the benefit of Enviro-Safe (NE), and including all such assets, contracts and rights reflected on the Individual Financial Statements of Enviro-Safe (NE) referred to in
Section 6.5(d) below.

     "ERISA" means the Employee  Retirement Income Security Act of 1974, and any
similar  or  successor   federal  statute,   and  the  rules,   regulations  and
interpretations thereunder, all as the same shall be in effect at the time.

     "ERISA Affiliate" means, for purposes of Title IV of ERISA, any trade or business, whether or not incorporated, that together with Parent or either Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with Parent or either Company, is treated as a "single employer" for purposes of Section 414 of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" shall mean any federal, state, regional, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

     "GS CleanTech" means GS CleanTech Corporation, a Delaware corporation.

     "Hazardous Materials" includes but is not limited to any and all substances or materials (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials or extremely hazardous wastes and regulated under any Environmental Laws, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, chlorinated solvents; polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives.

     "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Independent Accountants" shall mean Grant Thornton or any successor thereto or such other firm of independent accountants as are agreed upon by Buyer and Parent.

     "Inter-Company Accounts" means certain inter-company balances among Parent and the Companies, and Parent and any other Affiliate of Parent, including, without limitation, inter-company loans, accounts receivables and accounts payable as of the Closing Date.

     "IRS" means the Internal Revenue Service and any similar or successor agency of the federal government administering the Code.

     "Knowledge" or words of similar meaning shall mean, with respect to Parent or a Company, (i) information ascertainable by a review of Parent's and each Company's books and records and (ii) the actual knowledge of James F. Green, after due diligence and inquiry of management of Parent and each Company, each of whom has made reasonable and appropriate due inquiry.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

     "Material Adverse Effect" means a material adverse impact or effect on (a) the business, operations, assets, liabilities, condition or prospects (financial or otherwise) of either of the Companies or the Companies and Parent as a whole,
(b) the  ability of the  Companies  and/or  Parent to perform  their  respective obligations under any of the Purchase Documents, (c) the validity or enforceability of any of the Purchase Documents or (d) the rights and remedies of the Buyer under any of the Purchase Documents, provided, however, that any such impact or effect les than $15,000 individually or less than $40,000 in the aggregate for all such events, circumstances or other matters shall not be considered a Material Adverse Effect.

     "Necessary Permits" means all licenses, permits, Environmental Permits, franchises, orders, approvals, accreditations, written waivers and other governmental and other authorizations as are necessary in order to enable the Companies (prior to Closing) and Buyer (after Closing) to continue to own, operate and conduct the Business as currently conducted and proposed to be conducted and to occupy and use their real and personal properties without incurring any material liability.

     "Net Working Capital" means the difference between the Current Assets and Current Liabilities of the Companies, determined on a combined basis.

     "Officer's Certificate" means a certificate signed in the name of a corporation, partnership, association, trust or limited liability company by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk, Secretary or officer appointed to execute on behalf of the partnership, association, trust or limited liability company, acting in his or her official capacity.

     "Person" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

     "Predecessor" means any Person, if any, whose status and activities could give rise to a claim against Buyer, Parent or a Company as successor in interest to such Person.

     "Purchase Documents" means this Agreement, the Bill of Sale, the Assignment Documents, the Stock Assignment and any other certificate, document, instrument, stock power, or agreement executed in connection therewith.

     "Release" means any release, issuance, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws and Permits.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means, with respect to any Person (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation, association or other entity shall have or might have power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest. For purposes of this Agreement, a Subsidiary of a Company shall include the direct and indirect Subsidiaries of such Company.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Vehicle Loans" means the Companies' obligations under certain outstanding loans incurred to finance certain motor vehicles, which loans are secured by such motor vehicles.

     "written," "in writing" or words of similar import includes any written materials, emails or any other forms of written documentation or communication (including any electronic form).

     "YAGI" means YA Global Investments, LP.

     "YAGI Debenture" means the Parent's $2,000,000 Convertible Debenture issued to YAGI, dated January 11, 2008.

     "YAGI/GS CleanTech Obligations" means any and all liabilities and obligations of Parent or any Company to YAGI and/or GS CleanTech, including, but not limited to, those liabilities and obligations entered into between Parent, YAGI and GS CleanTech, and affiliated entities in January 2008, as described in Parent's Form 8-K, dated January 25, 2008, and the following agreements attached as exhibits thereto: a Stock Purchase Agreement by and between GS CleanTech and Parent; the YAGI Debenture; a Global Guaranty Agreement, dated January 11, 2008 by and among Parent, GS CleanTech, YAGI and certain other entities named therein; a Letter Agreement, dated January 11, 2008, between Parent and YAGI; and an Amended and Restated Forbearance Agreement, among GS CleanTech, YAGI certain other entities named therein; and any and all security agreements, pledges, and other contractual agreements or obligations of the Parent or either Company to or with YAGI, GS CleanTech and/or any Affiliate of YAGI or GS CleanTech.

     1.2 Other Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth in the section opposite each term:

Term     ..................                           Section
----                                                  -------

Agreed Amount..............                           11.4(b)
Agreement..................                          Preamble
Allocation Schedules.......                               4.2
Asset Payment..............                               4.1
Assignment Agreement.......                            9.1(h)
Assignment Documents.......                            9.1(h)
Assumed Liabilities........                               2.3
Basket Amount..............                           11.5(a)
Bill of Sale...............                            9.1(h)
Business ..................                          Preamble
Buyer    ..................                          Preamble
Buyer Indemnitees..........                              11.2
Buyer Losses...............                              11.2
Cap      ..................                            1.5(b)
Cash Purchase Price........                               4.1
Claim Notice...............                            1.4(a)
Claimed Amount.............                           11.4(a)
Closing  ..................                               5.0
Closing Balance Sheets.....                            4.3(b)
Closing Date...............                               5.0
Closing Memorandum.........                            9.1(u)
Closing Net Working Capital                            4.3(b)
Company  ..................                          Preamble
Company Indemnitees........                              11.3
Company Intellectual Property                            6.12
Company Losses.............                              11.3
Contested Amount...........                           11.4(c)
Default  ..................                              6.14
Disclosure Schedules.......                               6.0
EPA      ..................                              6.19
Employment Agreement.......                            9.1(r)
Enviro-Safe ...............                          Preamble
Enviro-Safe (NE)...........                          Preamble
Enviro-Safe (NE) Stock.....                               3.0
Estimated Net Working Capital                          4.4(a)
Extensions ................                            8.1(q)
Hired Employee.............                            8.2(a)
Indemnifying Party.........                           11.4(a)
Indemnitees................                              11.3
Individual Financial Statements                        6.5(d)
Large Customers............                              6.15
Large Suppliers............                              6.15
Legal Requirements.........                              6.16
Notice of Disagreement.....                            4.4(b)
Parent   ..................                          Preamble
Parent Common Stock........                               6.2
Parent SEC Reports.........                            6.5(a)
Parent Stockholder Approval                               6.2
PCBs     ..................                              6.19
Plan     ..................                              6.18
Pre-Closing Tax Period.....                           12.1(a)
Proposed Transaction.......                         8.1(g)(A)
Purchased Assets...........                               2.1
Response Notice............                           11.4(b)
Restricted Parties.........                            8.1(f)
Restricted Period..........                            8.1(f)
Retained Assets............                               2.2
Retained Liabilities.......                               2.3
SEC      ..................                            6.5(a)
Statement..................                            8.1(n)
Stock Assignment...........                            9.1(n)
Stock Payment..............                               4.1
Straddle Period............                           12.1(b)
Surviving Representations and Warranties                 11.1
Tax Claim..................                           12.3(b)
TEI      ..................                          Preamble


                                   ARTICLE II

                   PURCHASE AND SALE OF ASSETS OF ENVIRO-SAFE

     2.1 Purchase of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Enviro-Safe shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from Enviro-Safe, all of Enviro-Safe's assets of every kind and description (the "Purchased Assets") (other than those assets defined as "Retained Assets," as such term is defined in Section 2.2 below). The Purchased Assets include, without limitation, the following assets and properties of Enviro-Safe:

          (a)......all machinery,  equipment,  processing equipment,  computers, fixtures, furniture and leasehold improvements and all motor vehicles and all other tangible assets, including, without limitation those listed on
     Schedule 2.1(a) hereto;

          (b)......all  inventories  wherever located,  including raw materials, goods consigned to vendors or subcontractors, work in process, finished goods and goods in transit

          (c)......all   trade  and  other  accounts   receivable   (other  than
     Inter-Company Accounts);

          (d)......all  contracts,  including  contracts  for  the  purchase  of materials, supplies and services and the sale of products and services, real estate leases, equipment leases and licenses of Enviro-Safe, and any other contract rights of Enviro-Safe, including without limitation, those listed on Schedule 2.1(d) attached hereto (other than any that constitute Retained Liabilities);

          (e)......all  books,  records and other data, in written form,  except minute and stock record books, journals, ledgers and books of original entry;

          (f)......all  goodwill,  dealer and customer lists and all other sales and marketing information, and all know-how, technology, drawings, engineering specifications, bills of materials, software and other intangible assets of Enviro-Safe;

          (g)......all   of   Enviro-Safe's   interest   in   patents,    patent
     applications, proprietary designs, copyrights, trade names (including the name "Enviro-Safe" and all variants thereof), servicemarks, trademarks and trademark applications, in each case together with the goodwill appurtenant thereto, all federal, state, local and foreign registrations thereof, if applicable, all common law rights thereto, and all claims or causes of action for infringement thereof;

          (h)......all permits (including, without limitation, all Environmental
     Permits) licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory authorities or industrial bodies which are held by Enviro-Safe, to the extent the same are transferable;

          (i)......all   computer   software,   files,   records   and   related
     documentation;

          (j)......all prepaid expenses as of the Closing Date;

          (k)......all customer accounts and backlog as of the Closing Date;

          (l) all marketable securities, deposits and other non-current assets;

          (m)......all   cash  and  cash  equivalents  and  restricted  cash  of
     Enviro-Safe as of the Closing Date; and

          (n)......except  for Retained  Assets  described in Section 2.2 below, all other items of property, real or personal, tangible or intangible, including without limitation all securities, corporate names, restrictive and negative covenant agreements with employees and others, owned, used by or accruing to the benefit of Enviro-Safe.

     2.2 Retained Assets. Enviro-Safe will retain ownership only of the following assets and contracts (collectively, the "Retained Assets"):

          (a).....Enviro-Safe's minute and stock record books, journals, ledgers and books of original entry;

          (b)......Enviro-Safe's rights under this Agreement;

          (c)......All  accounts  receivable of Enviro-Safe  that are either (i)
     written off from Enviro-Safe's books and records as of the Closing Date, or
     (ii) more than 120 days past due as of a date sixty (60) days after the Closing Date, provided that in either case any such accounts receivable are excluded in calculating the Closing Net Working Capital; and

          (d)......those  specific  assets and contracts  identified on Schedule
     2.2 attached hereto, and any other assets or contracts Buyer elects to exclude at or prior to Closing; Schedule 2.2 may be supplemented or modified by Buyer at or prior to Closing (to reflect any such additional excluded assets or contracts determined in the course of Buyer's due diligence or arising after the date of this Agreement).

     2.3......Liabilities.  Effective on and after the Closing Date, Buyer shall assume and agree to pay, perform and discharge, as additional payment for the purchase of the Purchased Assets, the following obligations and liabilities of Enviro-Safe's and which will be expressly assumed by the Buyer at the Closing (collectively, the "Assumed Liabilities"):

          (a)......trade  accounts  payable  of a fixed  amount  arising  in the ordinary course of business, which are unpaid as of the Closing Date;

          (b)......accrued   expenses  (exclusive  of  Inter-Company   Accounts,
     accrued Taxes and reserves for environmental clean up costs and other environmental liabilities) of a fixed amount arising in the ordinary course of business, which are unpaid as of the Closing Date;

          (c)......all  of   Enviro-Safe's   obligations   under  those  certain
     contracts, equipment leases and real estate leases, set forth on Schedule 2.3(c) attached hereto (as updated by Buyer at or prior to Closing), to the extent such obligations are by the terms of such contracts required to be performed or paid at the Closing Date and relate to the Purchased Assets;

          (d)......accrued  compensation of Hired Employees of a fixed amount as of the Closing Date; and

          (e)......Vehicle Loans not to exceed $500,000 in the aggregate.

Notwithstanding the foregoing, Buyer shall not assume or agree to perform, pay or discharge, and Enviro-Safe and Parent, jointly and severally, shall remain unconditionally liable for, and shall pay and perform, all other obligations, liabilities and commitments, existing or contingent, of Parent and Enviro-Safe, including, without limitation, (i) any and all liabilities of Enviro-Safe with respect to the Retained Assets; (ii) any and all liabilities with respect to any federal, state or local Taxes required to be paid by Enviro-Safe or Parent or with respect to the Purchased Assets or the Business conducted by Enviro-Safe for any period ending on or before the Closing Date, or arising as a result of the closing of the transactions contemplated hereby or any transactions with YAGI or GS CleanTech; (iii) any and all liabilities arising out of the termination of Enviro-Safe's insurance policies, employee benefit pension and profit sharing plans and severance obligations; (iv) any and all liabilities incurred by Enviro-Safe or Parent in connection with the negotiation, execution or performance of this Agreement (including, without limitation, all legal, accounting, brokers' finders and other professional fees and expenses); (v) Inter-Company Accounts; and (vi) all obligations and liabilities for onsite and offsite contamination; (vii) the YAGI/GS CleanTech Obligations; (vii) the litigation listed on Schedule 6.21), and any claims, liabilities or judgments entered thereunder and any litigation reported in the Parent SEC Report; and (x) any and all other liabilities of Enviro-Safe or Parent that are incurred and arise subsequent to the Closing Date (collectively, the "Retained Liabilities").

                                   ARTICLE III

                   PURCHASE AND SALE OF ENVIRO-SAFE (NE) STOCK

     Upon the terms and subject to the conditions set forth in the Agreement and on the basis of the representations, warranties, covenants, agreements, undertaking and obligations contained herein, at the Closing, Parent agrees to sell to Buyer and Buyer agrees to purchase from Parent all of the issued and outstanding shares of Enviro-Safe (NE) capital stock (the "Enviro-Safe (NE) Stock"), free and clear of any and all Liens, for the consideration set forth in
Section 4.1 hereof, such that subsequent to the Closing Date, Buyer shall own 100% of all of the Enviro-Safe (NE) Stock.

                                   ARTICLE IV

                           PURCHASE PRICE; ALLOCATION

     4.1    Purchase Price. The aggregate "Purchase Price" for the Enviro-Safe
(NE) Stock and the Purchased Assets shall be $5,000,000, which shall be allocated for the purchase of the Enviro-Safe (NE) Stock (the "Stock Payment") and for the purchase of the Purchased Assets (the "Asset Payment") in the amounts set forth in Schedule 4.1, subject to adjustments as provided in this Agreement (the "Cash Purchase Price"), plus, for the Purchased Assets, Buyer's assumption of the Assumed Liabilities. At Closing, Buyer shall pay the Cash Purchase Price to Parent by wire transfer of immediately available federal funds and assume the Assumed Liabilities.

     4.2 Use of Proceeds. At Closing, Parent and Enviro-Safe will apply the Cash Purchase Price (x) to pay and satisfy in full, and to obtain discharges of, all Liens securing the following: (i) all YAGI/CleanTech Obligations; (ii) all indebtedness of Parent and/or the Companies to TD BankNorth and (iii) all other outstanding debentures of Parent; and (y) to pay any accrued and unpaid Tax liabilities as of the Closing Date.

         4.3......Allocation of Purchase Price.

          (a)......Buyer and Parent shall agree on an allocation of the Purchase
     Price to be set forth on Schedule 4.3(a) attached hereto on or before April 30, 2008. If Buyer and Parent are not able to agree upon the allocation of the Purchase Price by April 30, 2008, Buyer and Parent shall submit the allocation to the Independent Accountant for resolution. The report and determination of the Independent Accountant shall be binding for purposes of this Agreement and the costs and expenses thereof shall be borne equally by Buyer and Parent.

          (b)......The  Purchase  Price shall be allocated  among the  Purchased
     Assets and the Enviro-Safe (NE) Assets in accordance with their respective fair market values and in compliance with Section 1060 of the Code.

          (c)......Buyer  and  Parent  shall  file  all Tax  Returns  (including amended Tax Returns and claims for refunds) in a manner consistent with the Allocation Schedule, as adjusted, and shall not take any position inconsistent with the allocations set forth in the Allocation Schedule, as adjusted, except as otherwise required by law; provided, however, that the Tax basis in the Acquired Assets may exceed the total amount allocated in order to reflect Buyer's capitalized transaction costs not included in the Purchase Price or the Assumed Liabilities and Parent's amount realized may be less than the total amount allocated in order to reflect Parent's transaction costs.

         4.4     Adjustment to Asset Purchase Price.

          (a)......Estimated  Net Working  Capital.  Not more than ten (10) days prior to the Closing Date, Parent and the Companies shall prepare and deliver to Buyer an estimate of the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital"). In the event that the Estimated Net Working Capital is equal to or less than $500,000, then Parent shall cause a sufficient amount of the Companies' account payables to be paid in full at or prior to the Closing such that at Closing the Estimated Net Working Capital will not be less than $500,000. At Closing Parent shall provide Buyer with documented evidence of the payment of such accounts payable pursuant to the foregoing sentence.

          (b)......Closing Net Working Capital. Within sixty (60) days following the Closing Date, Buyer shall deliver to Parent combined and combining balance sheets of the Companies (in their final and binding form, the "Closing Balance Sheets") as of the Closing Date and a supplemental schedule setting forth the Net Working Capital of the Companies as of the Closing Date, determined in a manner consistent with the provisions of the Agreement (the "Closing Net Working Capital"). The Closing Balance Sheets and determination of Closing Net Working Capital shall include all known adjustments required in a year-end closing of the books and shall be prepared in accordance with GAAP consistent with past practices. Parent and Enviro-Safe shall cooperate with Buyer as reasonably requested in connection with the preparation of the Closing Balance Sheets and the determination of the Closing Net Working Capital. The determination of the Closing Balance Sheets and the Closing Net Working Capital shall become final and binding upon the parties ten (10) days following Parent's receipt thereof, unless Parent shall give written notice of its disagreement (a "Notice of Disagreement") to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted. If a timely Notice of Disagreement is received by Buyer, then the Closing Balance Sheets and the Closing Net Working Capital (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved by the Independent Accountant. During the thirty (30) days following delivery of a Notice of Disagreement, the parties shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. Following delivery of a Notice of Disagreement, Parent and its agents and representatives shall be permitted to review Buyer's and its representatives' working papers relating to the Notice of Disagreement. At the end of the thirty (30)-day period referred to above, the parties shall submit to the Independent Accountant for review and resolution of all matters (but only such matters) which remain in dispute and which were properly included in the Notice of Disagreement, and the Independent Accountant shall make a final determination of the Closing Balance Sheets and the Closing Net Working Capital, to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement. In resolving any matters in dispute, the Independent Accountant may not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer, on the one hand, or Enviro-Safe and Parent, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or Parent, on the other hand. The Independent Accountant's determination will be based solely on presentations made by Buyer and Parent in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The determination of the Closing Balance Sheets and the Net Working Capital shall become final and binding on the parties on the date the Independent Accountant delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than forty-five (45) days following submission of such disputed matters). The fees and expenses of the Independent Accountant, in making the final determination of the Closing Balance Sheets and the Closing Net Working Capital, shall be shared equally by Buyer and the Parent.

          (c)......Post-Closing  Adjustment.  If the Closing Net Working Capital
     is greater than $0.00, then the Purchase Price shall be increased by such excess on a dollar for dollar basis. In the event the Closing Net Working Capital is less than $0.00, then the Purchase Price shall be decreased by such deficiency on a dollar for dollar basis. Any adjustment to the Purchase Price shall be made within three (3) Business Days after the determination of the Closing Net Working Capital becomes final and binding on the parties, by wire transfer to Buyer or Parent, as the case may be, in immediately available funds of the amount of such difference. Buyer shall be entitled to offset and deduct from any payment due Parent under this
     Section 4.4(c) any amounts due Buyer under any other provision of this Agreement or any other Purchase Document, including any amounts for which Buyer is entitled to indemnification under Articles XI and XII below.

                                    ARTICLE V

                                     CLOSING

     The closing of the transactions described herein (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by Parent, Buyer and the Companies, which shall be no later than the fifth Business Day after satisfaction or waiver of the conditions set forth in Article IX (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Posternak Blankstein & Lund LLP, The Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199, or at such other place or time as the parties hereto may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANIES AND PARENT

     Each Company and Parent, jointly and severally, hereby represents and warrants to the Buyer as of the date hereof, that the statements contained in this Article VI are true and correct as the date hereof and the Closing Date, except as set forth in the Disclosure Schedules attached hereto (the "Disclosure Schedules"). The Disclosure Schedules shall be arranged by Schedules corresponding to the numbered and lettered sections and subsections contained in this Article VI, and the disclosures in any section or subsections of the Disclosure Schedules shall qualify other sections and subsections in this
Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

     6.1 Organization and Qualification. Each of the Companies and Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Companies and Parent has full power and authority to own, use and lease its properties and to conduct its business as such properties are owned, used or leased and as such business is currently conducted and as it is proposed to be conducted. The copies of each Company's Charter and By-Laws, as amended to date, certified by its Secretary and delivered to the Buyer's counsel prior to the Closing, are true, complete and correct. The Parent and each Company is qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on
Schedule 6.1, which include all jurisdictions in which it owns or leases property or maintains inventories or where the conduct of its business would require such qualification, except where such failure to qualify would not be expected to result in a Material Adverse Effect.

     6.2 Authority; No Violation. Each Company and Parent has all requisite corporate power and authority to enter into this Agreement, including, without limitation, Parent Stockholder Approval, to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Company and Parent has been duly and validly authorized and approved by all necessary corporate action, including Parent Stockholder Approval, and Parent has provided Buyer an Officer's Certificate evidencing such approvals. This Agreement constitutes the legal and binding obligation of each of the Companies and Parent, enforceable against each in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The affirmative vote by, or written consent of, the holders of a majority of the issued and outstanding common stock of Parent ("Parent Common Stock") on the record date for a meeting of Parent's stockholders or for written consents executed by Parent's stockholders, are the only votes or consents of the holders of any classes or series of Parent's capital stock or other securities necessary for the approval of this Agreement and the transactions contemplated hereby ("Parent Stockholder Approval"). The entering into of this Agreement by each of the Companies and Parent does not, and the consummation by each of the Company and Parent of the transactions contemplated hereby, including, without limitation, the transfer of the Purchased Assets to the Buyer by Enviro-Safe, and the sale and assignment of the Enviro-Safe (NE) stock from Parent to Buyer, will not violate the provisions of
(a) any  applicable  federal,  state,  local or foreign laws;  (b) each entity's
Charter or by-laws; or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Parent or either Company or under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which Parent or either Company is a party or by which any of them is bound, or to which any property of Parent or either Company is subject.

     6.3 Authorized and Outstanding Stock. The authorized and issued capital stock of each Company is set forth on Schedule 6.3 attached hereto. Enviro-Safe
(NE) does not have any treasury stock. Parent is the sole record and beneficial owner of all of the Enviro-Safe (NE) Stock, and none of the shares of Enviro-Safe (NE) Stock are subject to, or were issued in violation of, any purchase option, call option, right of first refusal or preemptive right, subscription right or any similar right. All of the shares of Enviro-Safe (NE) Stock were duly authorized, and are fully paid and no assessable. There are no options, warrants or other agreements or rights to purchase any shares of capital stock or other securities of Enviro-Safe (NE) authorized, issued or outstanding, nor is Enviro-Safe (NE) obligated in any other manner to issue any shares of its capital stock or other securities, or any options, warrants or other rights to acquire such securities. There are no voting trusts, voting commitments, proxies or other agreements or understandings to which the Parent or Enviro-Safe (NE) is a party with respect to the voting of capital stock of Enviro-Safe (NE) or the disposition by Parent of the Enviro-Safe (NE) Stock.

     6.4    Subsidiaries. Neither Company has any Subsidiaries.

         6.5   SEC Filings; Financial Statements

          (a) ....  Parent  or its  predecessors  in  interest  have  filed  all registration statements, forms, reports and other documents required to be filed by Parent with the Securities Exchange Commission (the "SEC") over the past five (5) years. All such registration statements, forms, reports and other documents (including those that Parent may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." The Parent SEC Reports (i) were or will be filed on a timely basis or within applicable extension periods; (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports; and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. Neither of the Companies is subject to the reporting requirements of Section 13(a) or
     Section 15(d) of the Exchange Act.

          (b) .....Each of the consolidated financial statements (including,  in each case, any related notes and schedules) contained or to be contained in the Parent SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q or Form 8-K under the Exchange Act) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Parent and the Companies as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

          (c)......Parent  maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning Parent is made known on a timely basis to the individuals responsible for the preparation of the Parent's filings with the SEC and other public disclosure documents. Parent is in compliance in all material respects with the applicable listing and other rules and regulations with the stock market or exchange on which shares of Parent Common Stock are listed for trading and does not anticipate that shares of Parent Common Stock will be delisted by such stock market or exchange in the foreseeable future. Parent has not received any notice, other than as already publicly disclosed, regarding the possible delisting of shares of Parent Common Stock from the securities exchange on which they are principally listed.

          (d)......Attached  hereto as Schedule 6.5(d) are the separate  audited consolidating financial statements of Parent and each Company as of December 31, 2005, 2006 and 2007 and for the fiscal years then ended, and their unaudited separate consolidating financial statements as at the end of the months of January and February, 2008, and for the months then ended (together with any additional financial statements provided by Parent to Buyer pursuant to Section 8.1(t) below, collectively, the "Individual Financial Statements"). Each of the Individual Financial Statements complies and will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (ii) were and will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and (iii) fairly presents and will fairly present in all material respects the financial positions of each such entity as at the dates indicated and the results of its operation and cash flow for the periods indicated, except that unaudited interim financial statements were or are subject to normal recurring year end adjustments.

     6.6......Absence  of  Undisclosed  Liabilities.  Except as set forth in the
Parent SEC  Reports  filed  within  twelve (12) months of the date hereof and in
Schedule 6.6 attached hereto, there are no liabilities of Parent or either Company, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of any other Person, or liabilities for Taxes due or then accrued or to become due), except for liabilities which have arisen in the ordinary course of business of such Company since December 31, 2007.

     6.7......Absence  of Certain  Changes.  Except as  otherwise  disclosed  in
Schedule 6.7 attached hereto or in any Parent SEC Report filed prior to the date of execution of this Agreement, since December 31, 2007 there has not been, except as would not reasonably be expected to have a Material Adverse Effect on
Parent:

          (a)......any change in the business,  operations, assets, liabilities, or conditions (financial or otherwise) of Parent or any Company, that, by itself or in conjunction with all other such changes, not arising in the ordinary course of business that involves more than $25,000;

          (b)......any  obligation or liability incurred by Parent or a Company, other than obligations and liabilities incurred in the ordinary course of business for an amount not more than $10,000 in each case or $25,000 in the aggregate;

          (c)......any  Lien  placed  on any of  assets  of  Parent or a Company
     (including, without limitation, the Purchased Assets) which remains in existence on the date hereof;

          (d)......any  contingent  liabilities  incurred by Parent or a Company with respect to the obligations of any other Person that would result in a Material Adverse Effect;

          (e)......any  purchase,  sale,  lease,  assignment,  transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of Parent's or a Company's properties or assets, other than purchases for and sales from inventory for fair consideration in the ordinary course of business, except for fixed assets purchased or other capital expenditures made in amounts not exceeding $10,000 for any single item and $25,000 in the aggregate for all such items;

          (f)......any  damage,  destruction  or loss  to  property  or  assets, whether or not covered by insurance having a Material Adverse Effect;

                  (g)......any labor trouble or claim of unfair labor practices involving a Company; any material change in the employment contracts of or compensation payable or to become payable by a Company to any of its officers, directors or employees or any bonus payment or arrangement made to or with any of such officers, directors or employees or any change in coverage or benefits available under any Plan described in Section 6.18;

          (h)......any  change  with  respect  to  a  Company's   management  or
     supervisory personnel;

          (i)......any  material obligation or liability incurred by Parent or a
     Company with respect to any loan, advance or commitment to lend by any bank, financial institution or institutional lender to any of the officers, directors, employees or stockholders of a Company or to any other Person; or any material loans or advances made by the Company to any officers, directors, employees or stockholders of a Company, except for normal compensation, professional fees and expense allowances payable to officers and directors;

          (j)......any contracts, licenses, leases or agreements entered into by a Company which are outside the ordinary course of business or which obligate a Company for more than $10,000 in any one case or more than $25,000 in the aggregate;

          (k)......any recapitalization or reorganization;

          (l)......any  amendment or other change (or any  authorization to make such an amendment or change) to the Parent's or a Company's Charter or by-laws, except as required in connection with the consummation of the transactions contemplated hereby;

          (m)......any  postponement or delay in payment of any accounts payable or other liability of a Company except in the ordinary course of business consistent with prior practices;

          (n)......any cancellation,  waiver, compromise or release of any right or claim either involving more than $50,000 or outside the ordinary course of business consistent with prior practices; or

          (o)......any cancellation,  termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $50,000 to which any of a Company is a party or by which it is bound; or

          (p)......any other occurrence,  action,  failure to act or transaction involving a Company that could reasonably be expected to have a Material Adverse Effect on either Company, other than transactions in the ordinary course of business consistent with prior practices.

     6.8......Title,   Sufficiency   and  Condition  of  the  Acquired   Assets;
Enviro-Safe (NE) Stock. Except as set forth on Schedule 6.8 attached hereto, each Company has good and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all liens and free of any material infractions or material non-compliance with applicable laws. Parent has good and marketable title to the Enviro-Safe (NE) Stock, free and clear of all Liens, and free of any material infractions or non-compliance with applicable laws. The sale and delivery of the Purchased Assets and the Enviro-Safe (NE) Stock to Buyer pursuant hereto shall vest in Buyer good and marketable title thereto, free and clear of any and all Liens, other than as disclosed in Schedule 6.8 hereto or as may be created by Buyer. Each Company owns or leases all real, personal, tangible and intangible property and assets necessary for the conduct of the Business as are presently conducted and as proposed to be conducted by it, and all such property and assets are included in the Acquired Assets. All tangible properties and assets owned or leased by each Company, (including, without limitation, the Acquired Assets) are in good operating condition and repair, ordinary wear and tear excepted.

     6.9...... Real Estate.

          (a)......

                    (i) Schedule  6.9(a)  attached  hereto  lists and  describes briefly the real property owned by Enviro-Safe (NE). With respect to each such real property owned by Enviro-Safe (NE): (i) there are no pending or, to the Knowledge of Parent and Enviro-Safe
               (NE), threatened condemnation proceedings, lawsuits, or administrative actions relating to the property; (ii) the legal description for the parcel contained in the deed thereof provided to Buyer describes such parcel fully and adequately; (iii) to the Knowledge of Parent and Enviro-Safe (NE), the buildings and improvements thereon are located within the boundary lines of the described parcels of land, are prior existing non-conforming structures and as such are not in violation of applicable zoning and building laws and ordinances, and do not encroach on any easement which may burden the land in any manner that materially impairs or interferes with its current use or violates any applicable Necessary Permit; (iv) to the Knowledge of Parent and each Company, the use thereof for the Business is in Compliance with all building, zoning and other applicable laws and (iv), to the Knowledge of Parent and Enviro-Safe (NE), the land does not serve any adjoining property for any purpose inconsistent with the use of the land. Enviro-Safe (NE) has good, clear record and marketable title to all such real property owned by it, free and clear of all Liens and encumbrances that could materially or adversely interfere with the use thereof for the conduct of the Business as now conducted or as required for Compliance with all Necessary Permits applicable to such real property.

                    (ii) Enviro-Safe does not own any real property.

          (b)......Schedule  6.9(b) lists and describes all real property leased or subleased to each Company. With respect to each such lease and sublease:
     (i) correct and complete  copies  thereof have been delivered to the Buyer;
     (ii) the lease or sublease is legal, valid binding, enforceable, and in full force and effect and will continue to be so on identical terms following the consummation of the transactions contemplated hereby; and
     (iii) no party to the lease or sublease is in breach or default thereunder. Each Company has good and marketable leasehold interests in, and enjoys peaceful and quiet possession of, all of the real property described in each lease and sublease set forth on Schedule 6.9(b), there are no pending disputes thereunder, and, to the Knowledge of each of the Companies and Parent, they have not received any written notices of default or cancellation thereof. All necessary government approvals required of each Company as tenant with respect to such leased property have been obtained, all necessary filings or registrations therefore have been made, and there have not been, to the Knowledge of each Company and Parent, any written notices of cancellation thereof and there are no outstanding disputes thereunder. To the Knowledge of each Company and Parent, the owner or lessor of each such leased property has all necessary governmental approvals required of it to own and operate such leased property. Each Company has performed all obligations required to be performed by it under such leases and all of such leased or subleased real property, and all equipment and fixtures on or serving such leased or subleased real property, are in good operating condition and repair, ordinary wear and tear excepted.

          (c)......No  work has been  performed  or is in  progress  at,  and no materials have been furnished to, any of the Companies' leased or owned real property by or on behalf of Parent or either Company which will not be paid for as of the Closing Date and therefore might give rise to Liens against such property or any portion thereof.

     6.10.....Accounts  Receivable.  All  of the  accounts  receivable  of  each
Company are properly reflected on its books and records and are, subject to the allowances for doubtful accounts set forth therein, valid and enforceable claims, and subject to no set-off or counterclaim and are collectible in such amounts in the ordinary course of business. No Company has any accounts receivable or loans or notes receivable from any Affiliates or from any of its officers, directors, consultants, employees, agents or stockholders, except as set forth on Schedule 6.10 respectively.

     6.11.....Inventories. All of the inventories of each Company can be used or consumed in the ordinary course of business as now conducted. Since December 31, 2007, except as set forth on Schedule 6.11, there has been no change in the amount of such inventory of each Company except for changes as a result of the material purchase and sale of, adjustment to, or consumption of inventory in the ordinary course of business consistent with prior practice, including, but not limited to, established seasonal patterns.

     6.12.....Intellectual   Property.   All   patents,   patent   applications,
proprietary designs, copyrights, software, trade names, servicemarks, trademarks and trademark applications which are owned by or licensed to each Company are listed in Schedule 6.12 attached hereto (collectively, "Company Intellectual Property"). To each Company's and Parent's Knowledge, none of the Company Intellectual Property violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is each Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither Company has received any communications alleging that such Company has violated or, by conducting the Business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Except as set forth on Schedule 6.12 (which matters do not in the aggregate have a Material Adverse Effect), each Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Business and which are part of the Acquired Assets. The Company Intellectual Property constitutes all of the intellectual property that is material to the conduct of the Business as now conducted or proposed to be conducted. All software used by each Company is used in accordance with all applicable contracts or licenses. Each Company has paid all amounts required to be paid in connection with all software used by such Company.

     6.13.....Trade  Secrets and Customer Lists. Except as disclosed on Schedule
6.13, each Company has the right to use, free and clear of any Claims or rights of any other Person, all trade secrets and customer lists required for or used in the development or marketing of all services and products being sold by it, and all of such trade secrets and customer lists of Enviro-Safe shall be transferred to Buyer as part of the Purchased Assets. Any material payments required to be made by either Company or Parent for the use of such trade secrets or customer lists are described in Schedule 6.13 attached hereto. To the Knowledge of each Company and Parent, neither Company is making an unlawful or wrongful use of any confidential information or trade secrets of any other Person, including without limitation any former employer of any present or past employee of either Company. Except as described on Schedule 6.13, no officer, director or employee of either Company is a party to any non-competition or confidentiality agreement with any Person other than such Company.

     6.14.....Contracts.  Except for contracts,  commitments,  leases, licenses,
Plans and agreements described in Schedule 6.7, 6.14 or 6.18 attached hereto, each Company is not a party to or subject to any written, and to the Knowledge of Parent and each Company, any oral:

          (a)......plan   or  contract   regarding  or  providing  for  bonuses,
     pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

          (b)......employment  or  consulting  contract or contract for personal services not terminable at will by such Company without penalty to such Company;

          (c)......contract  or  agreement  for the  purchase of any  commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $10,000 each and which in the aggregate do not exceed $50,000;

          (d)......contract  or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $10,000;

          (e)......contract  or agreement  with any sales agent,  distributor of products of such Company;

          (f)......contract  or  agreement  concerning  a  partnership  or joint venture with one or more Persons;

          (g)......confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting such Company's freedom to compete in any line of business or in any location or with any Person;

          (h)......license  agreement  (as  licensor  or  licensee)  (other than shrink-wrap licenses);

          (i)......contract  or  agreement  with  either  a  stockholder  or any present or former officer, director, consultant, agent or stockholder of such Company or with any Affiliate of any of them;

          (j)......loan agreement, indenture, note, bond, debenture or any other
     document  or  agreement   evidencing  a  capitalized  lease  obligation  or
     Indebtedness to any Person;

          (k)......agreement  of  guaranty,  indemnification,  or other  similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charters and by-laws of such Company; or

          (l)......agreement  under  which  the  consequences  of a  default  or termination would have a Material Adverse Effect.

     Copies of all written contracts, commitments, plans, leases, licenses and agreements have been provided or will be made available to Buyer not later than April 1, 2008, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in any of Schedules 6.7, 6.14 or 6.18. Except as listed and described in Schedule 6.14, to the Knowledge of each Company and Parent, neither Parent, any Company or any other Person, is in default under any such contract, commitment, plan, lease, license or agreement described in
Schedule 6.14 (a "Default" being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default). Except as set forth in Schedule 6.14, to the Knowledge of Parent and each Company, no consent, permit, license, authorization or approval form, or filing or registration with, or the giving of notice to, any public body or authority, or other person or entity (including, without limitation, any party to any real property lease, capital lease, agreement or contract), is required to be obtained or made in connection with the execution, delivery and performance by Parent or the Company of this Agreement or any other agreement, document instrument or certificate to be delivered by or on behalf of Parent or the Company in connection therewith.

     6.15.....Customers. Schedule 6.15 attached hereto sets forth (i) the twenty
(20) largest customers of each Company (determined by gross revenue) for the period from January 1, 2005 to December 31, 2007 (together with Olsen's
Greenhouses, Inc., the "Large Customers") and (ii) the ten (10) largest suppliers of each Company (the "Large Suppliers") during such period. Except as set forth on Schedule 6.15, none of the Large Customers or Large Suppliers have canceled or otherwise terminated, or, to the Knowledge of each Company and Parent threatened to cancel or otherwise terminate, their relationship with the Company or given Parent or any Company written notice of its intent to decrease materially its usage or purchase of the services or products of any Company. Since December 31, 2007, the Companies have not transferred or assigned all or any portion of the services provided to any Large Customer to any of their Affiliates or any third party.

     6.16.....Necessary Permits; Compliance with Laws.

          (a)......Except  as  disclosed  in Schedule  6.16 and except where the failure to have such Necessary Permit does not individually or in the aggregate constitute a Material Adverse Effect, each Company has all Necessary Permits, and is in Compliance with any and all recordkeeping, sampling, assessment, monitoring and document filing requirements of the same. With respect to each Necessary Permit, (i) the name of the holder of such Necessary Permit; (ii) the date of registration; (iii) the expiration date; and (iv) the registration number is set forth on Schedule 6.16(a) attached hereto. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to effect the transfer to the Buyer of such Necessary Permits that are transferable under applicable law, except as set forth on Schedule 6.16. Each Company is in Compliance with the terms and conditions of all Necessary Permits.

          (b)......Except  as set forth on  Schedule  6.16,  or in Section  6.19 below as to Environmental Matters, each Company has conducted and is conducting the Business in Compliance with applicable federal, state, local and foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule, order or requirement relating to securities, properties, business, products, advertising, zoning, sales or employment practices, immigration, terms and conditions of employment, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, product safety and liability or civil rights) ("Legal Requirement"). To the Knowledge of Parent and each Company, no Company is charged with or under investigation with respect to, any possible material violation of any applicable Legal Requirement relating to any of the foregoing in connection with the Business. Each Company, each Company has filed all reports required to be filed with any federal, state or local governmental, regulatory or administrative agency or authority, except where the failure to do so individually or in the aggregate would not have a Material Adverse Effect.

         6.17.....Taxes.

          (a)......Parent and each Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Parent or any Company have been paid (whether or not shown on any Tax Return). Neither Parent nor any Company currently is the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where Parent or either Company does not file Tax Returns that it is or may be subject to the imposition of any Tax by that jurisdiction. Each Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee. Neither of the Companies nor Parent is aware of any dispute or Claim concerning any liability for Taxes of Parent or either Company. Neither Parent nor any Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b)......Parent has furnished to Buyer true and complete copies of (i)
     all Tax Returns of Parent and each Company, including any such Tax Returns filed or included in any consolidated Tax Returns of any other Affiliate of Parent, and (ii) all written communications relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted with respect thereto, irrespective of the outcome of such matter. There are no pending audits of any such Tax Returns.

          (c) Except as set forth in Schedule 3.17(c), neither Parent nor either Company (i) is or has ever been a partner in a partnership or an owner of an interest in an entity classified or treated as a partnership for federal income Tax purposes, (ii) has executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it, (iii) is not subject to Section 999 of the Code, (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code, (v) is a party to an agreement relating to the sharing, allocation, or payment of, or indemnity for, Taxes, (vi) has been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code, (vii) has any liability for the Taxes of any Person or Business Entity under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), including as a transferee or successor, by contract, or otherwise, and (viii) has made any payments, is obligated to make any payments, or is party to any agreement that could obligate it to make any payments, including as a result of the transactions completed by this Agreement, that may be treated as an "excess parachute payment" under Section 280G of the Code or taxable under Section 409A of the Code.

     6.18.....Employee  Benefit Plans.  Schedule 6.18 attached  hereto lists and identifies each:

          (i)  "Employee  Pension  Benefit  Plan"  (as such term is  defined  in
     Section 3(2) of ERISA) of a Company or which such Company contributes to or participates in, which is not a Multiemployer Plan;

          (ii) "Multiemployer Plan" (as such term is defined in Section 3(37) of 4001(a)(3) of ERISA) of a Company or which such Company contributes to or participates in;

          (iii)  "Employee  Welfare  Benefit  Plan" (as such term is  defined in
     Section 3(3) of ERISA) of the Company or which the Company contributes to or participates in; and

          (iv) Stock purchase, option, or bonus plan, deferred compensation, severance pay, incentive, merit or performance bonus, vacation, sick pay or leave, fringe benefit plan, policy, or arrangement, or payroll practice, which is maintained or contributed to by a Company or any ERISA Affiliate, or under which such Company or any ERISA Affiliate has any liability or contingent liability (individually a "Plan" and collectively, the "Plans").

     Each Plan which is intended to be "qualified" under Section 401(a) of the Code is and has been at all times so qualified or, in the case of a terminated plan, was so qualified throughout its existence, and each trust maintained thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code, or in the case of a terminated trust, was so exempt throughout its existence. There have been no amendments to any such Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service. To the Knowledge of each of the Companies and Parent, no event has occurred that will or could give rise to disqualification of any such Plan under the Code. No event has occurred that will or could subject any such Plan to tax under Section 511 of the Code. No Plan has incurred any "accumulated funding deficiency" (as described in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has there been any failure to make by its due date a required installment under Section 302(e) of ERISA or
Section 412(m) of the Code with respect to any Plan.

     No Plan listed in Schedule 6.18 is subject to Title IV of ERISA, except as otherwise set forth on Schedule 6.18. No Plan listed in Schedule 6.18 is a Multiemployer Plan. Except as listed in Schedule 6.18, each Welfare Benefit Plan has been funded exclusively through the purchase of insurance contracts under which there are no retroactive rate adjustments or loss sharing arrangements. Each Plan complies and has been administered in form and operation with all requirements of law and regulation applicable thereto, the failure of which would have a Material Adverse Effect. Each Company and its ERISA Affiliates have performed all of their obligations under all such Plans. There have been no acts or omissions which have given rise to, or which could give rise to, any penalty, tax, or fine under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which a Company or any ERISA Affiliate may be liable. None of the assets of any Plan are invested in any employer securities, employer real property, or any annuity contracts. All contributions required with respect to any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be timely made prior to the Closing by the Company or the ERISA Affiliates. Except as set forth on
Schedule 6.18, neither the Company nor its ERISA Affiliates has any liability arising directly or indirectly in connection with any failure of the Company or any ERISA Affiliate to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or any applicable state law ("COBRA"). All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been timely filed and distributed. Except as set forth on Schedule 6.18, no Company or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan. Except as set forth on Schedule 6.18, no Plan provides benefits, including without limitation death, medical, or severance benefits, with respect to current or former employees, officers, or directors (or their beneficiaries) beyond their retirement or other termination of service other than (i) coverage for benefits mandated by applicable law, (ii) death benefits or retirement benefits under an Employee Pension Benefit Plan, (iii) deferred compensation benefits properly accrued as liabilities on the Financial Statements, or (iv) benefits the full cost of which is borne by the current or former employee, officer, or director or his beneficiaries. There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or, to the Knowledge of each of the Companies and Parent, threatened involving any Plans or the assets of such Plans, and, to the Knowledge of the Company and Parent, no facts exist which could give rise to any such action, suit, or claim. For each Plan, a true and complete copy of each of the following documents have been delivered to the
Buyer: (i) Plan document and all amendments thereto; (ii) most recent Summary Plan Description (together with each Summary of Material Modifications required under ERISA); (iii) IRS Form 5500 Annual Report, if required under ERISA, for the two most recent plan years, together with all schedules, financial statements, and opinions of independent accountants; (iv) the actuarial report, if required under ERISA, for the two most recent plan years; (v) Form PBGC-1, if required under ERISA, for the two most recent plan years; (vi) if the Plan is funded through a trust or any third-party funding vehicle (including a voluntary employee benefit association under Section 501(c)(9) of the Code, or a "multiple employer welfare arrangement" described in Section 3(40) of ERISA), the trust or other funding agreement, all amendments thereto, and the latest financial statements thereof for the two most recent plan years; and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Code.

     6.19.....Environmental  Matters.  To  the  Knowledge  of  Parent  and  each
Company, except as disclosed on Schedule 6.19, the use and operation by each Company and, to the Knowledge of each of the Companies and Parent, by all Predecessors, of all facilities and properties used in the Business has been, and will be on the Closing Date, in Compliance with all Environmental Laws. No Environmental Action has been filed, commenced, or, to the Knowledge of each Company and Parent, threatened in writing with or against any of them alleging any failure so to comply. Each Company has received all Environmental Permits required to allow each of them to conduct its operations and the Business, such Environmental Permits are valid and in effect, and each Company is in Compliance with such Environmental Permits, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.19, during the last five (5) years to the Knowledge of each Company and Parent, no Company has ever sent or arranged for the transportation of Hazardous Materials to a site, or owned or operated a site, which, pursuant to CERCLA or any similar state law, has been placed or is proposed (by the United States Environmental Protection Agency ("EPA") or similar state authority) to be placed, on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list. Except as set forth on Schedule 6.19, during the last five (5) years, neither Company has received notice from any Person, (i) that it has been identified by the EPA or similar state authority as a potentially responsible party under CERCLA or any comparable State law with respect to a site listed or proposed to be listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that any Hazardous Materials which the Company has generated, transported, or disposed of has been found at any site at which a Person has conducted, is in the process of conducting or has ordered that a Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that such Company is or shall be a named party to any Environmental Action arising out of any Person's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Materials. To the Knowledge of Parent and each Company, no Predecessor has received within the last five (5) years any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, a Release or threat of Release of any Hazardous Materials at any location nor did any Predecessor receive any notice of any other claim, demand, or action by any Person alleging any actual or threatened injury or damage arising from or relating to the presence, Release or threat of Release of any Hazardous Materials. Except as disclosed in Schedule 6.19, there are no underground fuel or other storage tanks located at any of the facilities of either Company. All such tanks disclosed in Schedule 6.19, together with all appurtenant piping, valve, and related facilities, are, except as disclosed in Schedule 6.19, structurally sound, are not currently and have not in the past been leaking or releasing their contents into the soil or groundwater, and are in Compliance with all applicable registration, testing, monitoring, containment, and corrosion protection requirements. Except as disclosed in Schedule 6.19, (i) there have been no unpermitted Releases of Hazardous Materials on, upon, into, under or from the real estate or other assets of any Company; and, (ii) to the Knowledge of each Company and Parent, there have been no Releases on, upon, from, under, or into any real property in the vicinity of the real estate owned, leased, occupied or operated by either Company or other assets of either Company which, through the soil, groundwater, or surface water, may have come to be located on, upon, or under such real estate or other assets. Without in any way limiting the generality of the foregoing, there is, to the Knowledge of each Company and Parent, at the present time no asbestos contained in or forming part of any building, building component, structure, or office space owned or leased by either Company; and, to the Knowledge of each Company and Parent, no polychlorinated biphenyls ("PCBs") are presently used or stored at any property owned or leased by either Company. Each Company owes no deductibles, fees, fines, levies or assessments associated with the existence or validity of its Environmental Permits; is to the Knowledge of Parent and each Company in Compliance with any and all deadlines for the filing of any reports, notices, summaries, assessments or forms required by its Environmental Permits or any Environmental Laws; and to the Knowledge of Parent and each Company is in Compliance with any and all recordkeeping, monitoring, assessing, reporting and document filing requirements of its Environmental Permits or any Environmental Laws. Solely by the execution of this Agreement and the consummation of the transactions contemplated hereby, the real property or other assets of either Company will not be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation which would have a Material Adverse Effect. There are no Environmental Permits, outstanding notices of violation, certificates of operation or assessments pertaining to the environmental Compliance or conditions of any facility owned, occupied or leased by a Company known to the Companies and Parent, other than those set forth on Schedule 6.19.

     6.20.....Employees.  Schedule  6.20  attached  hereto sets forth a true and complete list of all of the employees of each Company including each such employee's job title, remuneration and duration of employment period. Each Company is not a party to, and none of its employees is subject to, any collective bargaining agreement or other union contract, other than as disclosed in Schedule 6.20. Each Company is in Compliance with applicable federal, state and local laws affecting labor, employment and employment practices, including terms and conditions of employment and wages and hours, and there are, and have been during the past three (3) years, no outstanding complaints against the Company pending or, to the Knowledge of each of the Companies and Parent, threatened before the National Labor Relations Board or any similar state or local agency, except as set forth on Schedule 6.20. Each Company enjoys good relations with its employees and there is no pending or, to the Knowledge of each Company and Parent, threatened work stoppage or slowdown or effort to organize any of its employees, and there has been no such work stoppage or slowdown or, to the Knowledge of each Company and Parent, effort to organize during the past three (3) years. Neither Company is obligated to pay any employees any severance, retention, change of control or similar payments upon or as a result of Closing of the transactions contemplated by this Agreement, or upon any termination of their employment at any time on or after Closing.

     6.21.....Litigation.  Except as disclosed on Schedule 6.21 attached hereto,
(a) there is no Claim pending or, to the Knowledge of each Company and Parent, threatened by, against, affecting or regarding the Acquired Assets, the Business, either Company or Parent at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Acquired Assets, the Business, either Company or Parent with respect to the Business or the properties and assets of either Company.

     6.22.....Insurance.  Schedule 6.22 attached  hereto sets forth a summary of all insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage, benefits or coverage for any Plan described in Section 6.18, and bond and surety arrangements) to which either Company have been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. Each insurance policy to which a Company is a party or a named insured is valid, binding, enforceable, and in full force and effect. Neither Company has received any notice, and to the Knowledge of each Company and Parent, is aware, of any threatened termination of, any insurance policy set forth on Schedule 6.22.

     6.23.....Brokers.  Except as disclosed in Schedule  6.23  attached  hereto, neither of the Companies, Parent, or anyone acting on their behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Purchased Assets and/or the Enviro-Safe (NE) Stock, this Agreement or the transactions contemplated hereby.

     6.24.....Burdensome Orders. Neither Parent nor any Company is subject to or bound by any judgment, decree or order which has or would have a Material Adverse Effect.

     6.25.....Records   and  Books.  The  minute  books  of  each  Company  have
previously been made available to Buyer or will be made available to Buyer not later than April 1, 2008, which will accurately record all corporate action taken by the stockholders and boards of directors and committees thereof from the dates of their organization through the date of delivery thereof to Buyer.

     6.26.....Transactions  with  Interested  Persons.  Except  as set  forth on
Schedule 6.26 attached hereto, no officer, supervisory employee or director of either Company owns directly or indirectly, either individually or jointly, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Parent or the Companies, or any organization which has a material contract or arrangement with Parent or the Companies, except that Parent owns all of the issued and outstanding stock of each Company and certain executive officers and directors of Parent are officers and directors of each Company.

     6.27.....  No Corrupt  Practices.  To the  Knowledge  of each  Company  and
Parent, no director, officer, agent, employee of Parent or either Company, in each case when acting on behalf of the Parent or such Company, has used any corporate or other funds for unlawful contributions, payments or made any unlawful expenditures relating to political activity, to government officials or others or established or maintained any unlawful or unrecorded funds with respect to the Business. To the Knowledge of each Company and Parent, no director, officer, agent, employee of the Parent or either Company, stockholder or other Person, in each case when acting on behalf of Parent or either Company, has accepted or received any unlawful contributions, payments, gifts or expenditures with respect to the Business.

     6.28.....Disclosure   of  Material  Information.   Neither  this  Agreement
(including the Schedules and Exhibits hereto), the SEC Reports nor any document, certificate or instrument furnished in connection therewith contains, with respect to a Company or Parent, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading. Neither any Company nor Parent has Knowledge of any fact which has or would reasonably be expected in the future to result in a Material Adverse Effect and which has not been set forth in this Agreement or in any other document delivered in connection herewith.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Enviro-Safe and Parent as of the date hereof and the Closing Date as follows:

     7.1......Organization  and  Qualification.  Buyer  is  a  corporation  duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

     7.2......Authority;  No Violation.  The Buyer has the  requisite  corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized and approved by all necessary corporate action on the part of Buyer and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. Assuming the accuracy of the representations and warranties of the Companies and Parent hereunder, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (a) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (b) the Charter or by-laws of Buyer, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which Buyer is a party or by which it is bound, or to which any property of the Buyer is subject.

     7.3......Required  Filings and Consents. The execution and delivery of this
Agreement by Buyer does not, and the performance of Buyer's obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except as set forth in Section 9.1(e) below with respect to receipt of any Necessary Permits or other approvals.

     7.4......Brokers.  Except for Equities Securities  Partners,  Buyer has not
retained the services of any broker or finder in connection with this Agreement or the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                    COVENANTS

     8.1......Covenants of each Company and Parent. Each Company and Parent each shall keep, perform and fully discharge the following covenants and agreements:

          (a)......Interim  Conduct of Business.  From the date hereof until the
     Closing, each Company and Parent shall operate the Business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on Schedule 8.1(a) hereto). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved in writing by the Buyer, neither Parent nor any Company shall:

               (i) enter into or amend any employment, bonus, severance, or retirement contract or arrangement (including any Plan as described in Section 6.18), or materially increase any salary or other form of compensation payable or to become payable to any current or former employee, officer, or director, other than in the ordinary course of business consistent with prior practice;

               (ii) purchase any assets or real estate or any interest therein other than in the ordinary course of business;

               (iii) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire any Person;

               (iv) sell, lease, transfer or otherwise dispose of or agree to sell, transfer, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible having an aggregate book value in excess of $50,000, except in the ordinary course of business consistent with prior practice;

               (v) incur any long-term indebtedness which will not be repaid in full at Closing, or any other liability, guaranty or obligation (fixed or contingent), other than in the ordinary course of business consistent with prior practice;

               (vi) place or permit to be placed any Lien on any of the Acquired Assets or properties, other than statutory Liens arising in the ordinary course of business;

               (vii) change its accounting practices and/or procedures;

               (viii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice;

               (ix) transfer any assets to Parent or any Affiliate or Subsidiary of Parent;

               (x) agree to a material change or add to the terms and conditions of any Necessary Permit without the prior written approval of Buyer;

               (xi) transfer any customer account to any third party; or

               (xii) abandon any part of the Business that would result in a Material Adverse Effect.

          (b)......Access.  Parent  and  each  Company  shall,  upon  reasonable notice, give the Buyer and its representatives full and free access to all properties, assets, books, contracts, commitments and records of Parent and each Company during reasonable business hours and shall promptly furnish the Buyer with all financial and operating data and other information as to the history, ownership, Affiliates, business, operations, properties, assets, liabilities, or condition (financial or otherwise) and prospects of the Companies as Buyer may from time to time reasonably request.

          (c)......Regulatory  Approvals.  Each Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any federal, state or local governmental regulatory or administrative agency or authority with respect to the transactions contemplated by this Agreement, and to submit promptly any information requested by any such governmental agency or authority to the extent that Buyer and Parent jointly determine it is reasonable and prudent to do so. Without limiting the generality of the foregoing, Parent, each Company and Buyer shall, promptly after the date of this Agreement, prepare and file any and all notifications and certifications required under the applicable federal and state Environmental Law and state Tax and bulk transfer or similar state statutes. From and after the date hereof, Parent and the Companies will (i) obtain all necessary Governmental Approvals for their performance of the transactions contemplated by this Agreement, and (ii) as applicable will use their best efforts to obtain and transfer to Buyer all of the Necessary Permits and all other permits, licenses, and leases which are associated with the Business as presently conducted, to the extent the same are by their terms transferable. Parent and Buyer shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any governmental filing. In addition, except as may be prohibited by any federal, state or local governmental agency or authority or by any Legal Requirement, each of Parent, Companies and Buyer agrees to permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any federal, state or local governmental agency or authority in connection with any such legal proceeding.

          (d)......Retained Liabilities.  Following the Closing, Enviro-Safe and
     Parent jointly and severally agree to pay, perform and fully discharge all of the Retained Liabilities as they come due.

          (e)......Satisfaction of Conditions. Each Company and Parent shall use their best efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 9.1 herein on or prior to the Closing Date.

          (f)......Non-Solicitation of Employees and Customers; Non-Competition.

                    (i) Non-Solicitation of Employees.  For the period beginning on the Closing Date and ending on the date three (3) years after the Closing Date (the "Restricted Period"), each of Parent and Enviro-Safe shall not, and shall not permit any of their respective Affiliates (collectively, the "Restricted Parties" and individually, a "Restricted Party"), for its own benefit or for the benefit of any Person other than Buyer: (x) to solicit, or assist any Person other than Buyer to solicit, any then present officer, director, executive or employee of a Company to leave his employment; or (y) to hire or cause to be hired, or engage as a partner, contractor, subcontractor, employee or consultant, any then present officer, director, executive or employee of either Company.

                    (ii) Non-Solicitation of Customers. During the Restricted Period, each Restricted Party shall not solicit or encourage any of the customers of the Companies to terminate, curtail or otherwise limit their business relationships with Enviro-Safe
               (NE) and/or Buyer, or otherwise direct or divert or attempt to direct or divert any customer to any other entity or interfere with any business relationship between Enviro-Safe (NE) and/or Buyer and such customer.

                    (iii) Non-Competition. During the Restricted Period, each Restricted Party shall not, directly or indirectly, for its own account or as an agent, employee, officer, director, trustee, consultant, partner, stockholder or equity owner of any Business Entity (except for the ownership of securities constituting less than two percent (2%) of any class of securities of a public company), or as a member of any Business Entity or otherwise engage, or attempt to engage, in New York or New England in the Business or in any other business activities which are competitive with the Business or any other business activities engaged in by Buyer or any of its Affiliates as of the Closing Date in New York or New England.

                    (iv) Acknowledgements. Parent and Enviro-Safe acknowledge that: the above covenants in this Section 8.1(f) are manifestly reasonable on their face. The parties expressly agree that the restrictions set forth in this Section 8.1(f) have been designed to be reasonable and no greater than is required for the protection of Buyer and are a significant element of the consideration hereunder. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.1(f) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope or duration of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (g)......No   Solicitation,   Confidentiality,   Etc.   Prior  to  the
     termination of this Agreement pursuant to Article X hereof, neither of the Companies or Parent nor any of their respective agents, representatives, employees, officers and/or directors will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of any equity security of either Company, all or a portion of the Acquired Assets or the Business or (y) any merger, consolidation, joint venture or business combination with Parent or either Company (each a "Proposed Transaction"), or (ii) discuss or disclose either this Agreement or other confidential information pertaining to the Parent or either Company or any Proposed Transaction with any Person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to Affiliates, officers, directors, shareholders, employees and agents of Parent and the Companies, or to stockholders of Parent to obtain Parent Stockholder Approval) without the prior written approval of the Buyer. After the Closing, upon the receipt of a written request from Buyer, Parent will promptly request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible acquisition transaction to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company and Parent, and provide the Buyer of written evidence of the same.

          (h)......Accuracy of Representations and Warranties. Without the prior written consent of the Buyer, neither the Companies nor Parent will take any action from the date hereof to the Closing Date, whether by an officer, director or stockholder of Parent, the Companies or otherwise, that would cause any representation or warranty of the Companies or Parent contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. The Companies and Parent will promptly bring to the attention of Buyer any facts which come to their attention regarding any act or event that might have a Material Adverse Effect or that would cause any of the representations and warranties of the Companies or Parent to be untrue or materially misleading in any respect, but in no event such notification shall not excuse any omission from or breach of any representation, warranty, covenant or agreement disclosed in such notification.

               (i)......Books  and  Records.  For a  period  of  six  (6)  years commencing on the Closing Date, or for such longer period as may be required by applicable law, Enviro-Safe and Parent shall make all such books and records not included as part of the Acquired Assets available for inspection and copying by the Buyer and its representatives during regular business hours upon two (2) Business Days' prior notice.

          (j)......WARN Act. Parent and Enviro-Safe shall be responsible for any notice required under or liability associated with the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss.ss.2101-2109), COBRA group health plan continuation coverage (29 U.S.C. ss.ss. 601-608 and 26 U.S.C. ss.4980B) and any applicable state or local plant closing, mass layoff, relocation, or severance, or continuation coverage laws associated with the employees of the Company which takes place or arises on or before the Closing Date, and Buyer shall be responsible for any such notice or liability associated with any Hired Employee by Buyer on or after the Closing Date which takes place or arises after the Closing Date.

          (k)......Change  of Name. On the Closing Date,  Enviro-Safe will amend its Articles of Organization to change its name to a name that does not include the words "Enviro-Safe", and at the request of Buyer will deliver a written consent, in form acceptable to Buyer, to enable Buyer or any subsidiary of Buyer to use such name as part of its legal name or as "d/b/a" of Buyer.

          (l).....Further  Assurances.  Each of the  Companies and Parent shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Buyer to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

          (m)......Compliance  with  State Tax and Bulk  Transfer  Requirements.
     Prior to Closing, Parent and Enviro-Safe shall comply with all of the requirements imposed on a transferor under any applicable state Tax or bulk sales or transfer laws such that the transfer of the Purchased Assets to the Buyer and the Enviro-Safe (NE) Stock will be effective against all taxing authorities and creditors of Parent and the Companies and free and clear of any liability for Taxes or any lien, charge or encumbrance arising under said laws.

          (n) Information Statement. As promptly as practicable after the execution of this Agreement but no later than ten (10) days thereafter, Parent, subject to Buyer's prior review, shall file with the SEC an Information Statement in accordance with the Exchange Act with respect to this Agreement, the transactions contemplated by this Agreement and the Parent Stockholder Approval thereof (the "Statement"). Parent shall respond to any comments of the SEC or its staff as promptly as possible and shall cause the Statement to be mailed to its shareholders not later than two (2) Business Days after the resolution of any such comments. Parent shall notify Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Statement and shall supply Buyer with copies of all correspondence between the Parent or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Statement. Parent shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 8.1(o) to comply with all applicable laws, rules and regulations. Parent shall provide Buyer with copies of any and all amendments or supplements thereto prior to filing and shall afford Buyer a reasonable period of time to review and comment thereon. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Statement, Parent or the Buyer, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Parent, such amendment or supplement.

          (o)......Taxes.  Parent will file,  or cause to be filed,  all federal and state income and excise Tax Returns due for Parent and the Companies for the calendar year ended December 31, 2007, and pay all Taxes shown as due thereon, not later than April 30, 2008.

          (p)......Disclosure  Schedules.  Parent shall  complete and provide to
     Buyer, not later than April 15, 2008, a final and complete version of all of the Disclosure Schedules that are referenced in this Agreement, which final version of the Disclosure Schedules will be subject to the review and acceptance of Buyer as to both the form and scope of the disclosures set forth therein and as to any underlying information, agreements, exceptions or other matters referenced therein.

          (q)......YAGI/GS CleanTech Extensions.  Parent and the Companies shall request, not later than five (5) Business Days after the execution of this Agreement, and thereafter use commercially reasonable efforts to obtain, extensions (in form and substance reasonably acceptable to Buyer) by no later than April 15, 2008 from each of YAGI and GS CleanTech, as applicable (collectively, the "Extensions"), pursuant to which (i) YAGI will agree to extend the dates set forth in Sections 1 and 3 of that certain Letter Agreement dated January 11, 2008 regarding "Agreement Regarding Global Guaranty Agreement and Related Documents" from May 10, 2008 to July 31, 2008; and (ii) GS CleanTech will agree to extend (X) the date set forth in
     Section 2(a) of the Stock Purchase Agreement dated as of January 11, 2008 between GS CleanTech and Parent until July 31, 2008, and (Y) the date on which the Proxy granted to Parent's Board of Directors to vote the 6,266,667 shares of Parent Common Stock (which constitute the "Second Tranche" under said Section 2(a)) will cease to be irrevocable until the close of business on July 31, 2008.

          (r)......Individual  Financial  Statements.  From and  after  the date hereof through Closing, Parent will, within twenty (20) days after the end of each of its fiscal months, deliver to Buyer copies of the Individual Financial Statements for and as of the end of such months.

     8.2......Covenants of Buyer. Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements:

          (a)......Employees.  Buyer may, at its sole and  absolute  discretion, after consultation with Parent, offer employment to qualified employees of Enviro-Safe as of the Closing Date. Such employees who accept the offer of employment (each a "Hired Employee") will be employed by Buyer upon such terms and conditions as Buyer and such Hired Employee may agree, it being understood and agreed that Buyer shall not be responsible for any post-Closing obligations and any accrued liabilities of Enviro-Safe to former or current employees not hired by Buyer. Enviro-Safe shall retain, assume, bear and discharge all liabilities for any and all claims incurred or made by Hired Employees and their dependents and beneficiaries under any Plan. Buyer agrees that Hired Employees will receive full credit for service with Enviro-Safe for purposes of determining eligibility and vesting under Plans of Buyer or its Affiliates. As of the Closing Date, each Hired Employee shall cease participation in any and all Plans of Enviro-Safe.

          (b)......Necessary  Permits and Approvals.  Buyer shall cooperate with
     Parent and the Companies and use commercially reasonable efforts to obtain any and all Necessary Permits required to be obtained by it in conjunction with its performance of the transactions contemplated by this Agreement and in order for it to continue to own and operate the Business from and after the Closing.

          (c)......Satisfactory  Conditions. Buyers shall comply with all of the conditions of Section 9.2 and accomplish to the satisfaction of Parent of the conditions precedent to Closing contained in Section 9.2 below on or prior to the Closing Date.

          (d)......Further  Assurances.  Buyer shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Parent and each Company to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

         8.3......Covenants of Parent, the Companies and Buyer.

          (a)......Confidentiality;  Access to Information. Each party agrees to maintain in confidence any information that has been identified as non-public information and received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (a) information which was known to the one party or their respective agents prior to receipt from the other party; (b) information which is or becomes generally known; (c) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (d) disclosure required by law. In the event this Agreement is terminated in accordance with the terms of this Agreement, each party (x) will return, destroy or cause to be returned or destroyed to the other all documents and other material obtained from the other in connection with the transactions contemplated by this Agreement, and (y) will use commercially reasonable efforts to delete from its computer systems all documents and other material obtained from the other in connection with the transactions contemplated by this Agreement.

          (b)......Public Statements.  Buyer and Parent agree to cooperate, both prior to and after the Closing, in issuing any press releases or otherwise making public statements or filings with respect to the transactions contemplated by this Agreement (including any statements to employees of the Companies) and no press release or other public statements shall be issued without the joint consent of Buyer and Parent; provided, however that Parent may make required filings with the SEC and issue press releases or make public statements, without Buyer's consent, to the extent Parent's counsel advises that it is required by law or the rules of the Pink Sheets, as applicable to Parent, so long as Parent gives Buyer a reasonable opportunity to review and comment on such filing, press release or public statement before its filing or release.


                                   ARTICLE IX

                               CLOSING CONDITIONS

         9.1......Conditions to Obligations of Buyer. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)......Representations,   Warranties  and  Covenants.  Each  of  the
     representations and warranties of each Company and Parent contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; each Company and Parent shall have performed, on or before the Closing Date, all of their respective obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and each Company and Parent shall have delivered to Buyer an Officer's Certificate dated the Closing Date.

          (b)......No  Pending Action.  No legislation,  order,  rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been voted affirmatively in either House of Congress or in the legislature of any state, and no investigation by any Governmental Authority shall have been commenced or threatened in writing, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other Governmental Authority or arbitrator, which, in any such case, in the reasonable judgment of the Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Assets and the Enviro-Safe (NE) stock) or result in a Material Adverse Effect.

          (c)......Purchase  Permitted by  Applicable  Laws;  Legal  Investment.
     Buyer's purchase of and payment for the Purchased Assets and the Enviro-Safe (NE) Stock (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation,
     (b) shall not subject Buyer to any penalty, Tax, liability or, in Buyer's reasonable judgment, any other onerous condition under or pursuant to any applicable law, statute, ordinance, regulation or rule, (c) shall not constitute a fraudulent or voidable conveyance under any applicable law and
     (d) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject.

          (d)......Proceedings Satisfactory. All proceedings taken in connection with the purchase and sale of the Acquired Assets and the Enviro-Safe (NE) Stock, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer. Buyer and its counsel shall have received copies of such documents and papers as each of Buyer or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to Buyer. Any Purchase Document, any Schedule or Exhibit to this Agreement and any other document, agreement or certificate contemplated by this Agreement, not approved by Buyer in writing as to form and substance on the date this Agreement is executed, shall be reasonably satisfactory in form and substance to Buyer.

          (e)......Consents  -  Permits.  Buyer,  Parent  and each  Company,  as applicable, shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance regulation or rule or pursuant to any agreement, order or decree to which Buyer, Parent or either Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

          (f)......Corporate  Documents.  Each  Company  and  Parent  shall have delivered to Buyer:

               (i) An Officer's Certificate of its Secretary certifying (x) the incumbency and genuineness of signatures of all officers of the entity, as the case may be, executing this Agreement, any document delivered by the entity at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the entity authorizing the entry by the entity into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the by-laws of the Company;

               (ii) the Charter of the entity certified as of a recent date by the state of its incorporation; and

               (iii) certificates of corporate and tax good standing and legal existence of the entity as of a recent date from the state of its incorporation and the state(s) in which it is qualified to do business.

          (g)......Transfer  of Purchased  Assets.  All of the Purchased  Assets
     shall have been effectively sold, transferred, conveyed and assigned and delivered to Buyer or remain with Enviro-Safe (NE) and shall be, in all events, free and clear of all Liens.

          (h)......Bill  of Sale.  Enviro-Safe  shall have  executed the Bill of
     Sale in the form attached hereto as Exhibit A (the "Bill of Sale") and the Assignment Agreement in the form attached hereto as Exhibit B (the "Assignment Agreement") and such other deeds, conveyances, certificates of title, assignments, assurances and other instruments and documents as Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Acquired Assets from Enviro-Safe to Buyer ("Assignment Documents").

          (i)......Approvals; Transfer of Necessary Permits. All of the material
     Necessary Permits (including, without limitation, any Environmental Permit) shall have been transferred to or obtained by Buyer on or before the Closing Date.

          (j)......Opinion  of  Counsel.  Buyer  shall have  received  favorable opinions of one or more counsel to Parent and the Companies, each of whom shall be reasonably acceptable to Buyer, dated the Closing Date, and satisfactory in form and substance to Buyer and its counsel.

          (k)......Due  Diligence.  Buyer shall have successfully  completed and been satisfied in its sole discretion with its due diligence investigation of each Company and the Business.

          (l)......No  Material Adverse Effect. Prior to the Closing Date, there shall have been no Material Adverse Effect and there shall not have been any events, circumstances or developments which, with the passage of time, might reasonable be expected to be a Material Adverse Effect, all as determined in the sole discretion of the Buyer.

          (m)......Shares of Enviro-Safe (NE) Stock. Parent shall have delivered to Buyer the certificate(s) representing all the shares of Enviro-Safe (NE) Stock, duly endorsed and assigned for transfer by Parent, or accompanied by stock powers duly executed by Parent ("Stock Assignment"), and such transfer shall have been accepted by Enviro-Safe (NE) for transfer on its books.

          (n) Termination of Plans. Each Company shall have terminated each of the Plans on terms satisfactory to Buyer, and shall have provided evidence satisfactory to Buyer to ensure that no employee has any further rights under such Plans and that all liabilities of the Company under such Plans are fully extinguished at no cost, and with no liability to the Buyer.

          (o) Tax Returns. Parent shall have prepared and timely filed any and all Tax Returns and amendments thereto required to be filed by or for Parent and each of the Companies for all taxable periods ending on or before the Closing Date and provide copies of all such filed Tax Returns to Buyer.

          (p) Resignations. Parent shall have delivered such resignations of officers and Directors of Enviro-Safe (NE) as shall have been requested by Buyer.

          (q)......Employment  Agreement.  Buyer and James F.  Green  shall have entered into an Employment Agreement reflecting the terms set forth on Exhibit C attached hereto (the "Employment Agreement").

          (r)......YA Global/GS CleanTech Obligations.  Parent and the Companies
     shall have paid and satisfied in full all YAGI/GS CleanTech Obligations (at or prior to Closing), and obtained full and complete terminations, discharges and written releases (in form and substance reasonably acceptable to Buyer) of (i) all YAGI/GS CleanTech Obligations of the Companies, including without limitation, the Debenture and any guaranties by the Companies in favor of YAGI, (ii) all Liens on or pledges of the assets or stock of the Companies to YAGI and/or GS CleanTech and (iii) any other liabilities or obligations of the Companies to YAGI and GS CleanTech.

          (s)......Extensions.  Parent shall have  obtained the  Extensions  not later than April 15, 2008.

          (t)......Working  Capital. In accordance with Section 4.4(a) above, at
     Closing the Estimate Net Working Capital shall not be less than $500,000.

          (u)......Inter-Company  Accounts.  Prior to Closing, all Inter-Company
     Accounts owing by Enviro-Safe (NE) to Parent, Enviro-Safe or any of their Affiliates, and all Inter-Company Accounts due to Enviro-Safe (NE) from Parent, Enviro-Safe or any of their Affiliates, shall either be paid or satisfied in full, or released, discharged or terminated pursuant to written agreements satisfactory in form and substance to Buyer.

          (v)......Closing   Memorandum.   Parent  and  Enviro-Safe  shall  have
     executed and delivered a Closing Memorandum (as to matters agreed to at Closing and any transition related matters agreed to by Buyer and Parent at or prior to Closing) (the "Closing Memorandum").

          (w)......Notice  to Stockholders.  Parent shall have sent or given the
     Statement to its Stockholders, as provided in Section 8.1(n) above, at least twenty (20) days prior to Closing Date.

     9.2......Conditions  to  Obligations  of the  Companies  and the Parent The
obligations of the Companies and Parent to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)......Representations,   Warranties  and  Covenants.  Each  of  the
     representations and warranties of Buyer in this Agreement shall remain true and correct at the Closing Date, and the Buyer shall, on or before the Closing Date, have performed all of their obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date; and Buyer shall have delivered an Officer's Certificate to the Company dated the Closing Date to such effect.

          (b)......No  Pending Action.  No legislation,  order,  rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been voted affirmatively in either House of Congress or in the legislature of any state, and no investigation by any Governmental Authority shall have been commenced or threatened in writing, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other Governmental Authority or arbitrator, which, in any such case, was not known by a Company or Parent on the date hereof or which could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets and the Enviro-Safe (NE) stock) or result in a Material Adverse Effect.

          (c)......Purchase  Permitted by  Applicable  Laws.  Enviro-Safe's  and
     Parent's sale of the Purchased Assets and the Enviro-Safe (NE) Stock to Buyer shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation.

          (d)......Payment  of Purchase  Price.  The Buyer shall have delivered, via wire transfer to Parent and/or Enviro-Safe, the Cash Purchase Price to the Company and assumed the Assumed Liabilities.

          (e)......Employment Agreement. Buyer shall have executed and delivered the Employment Agreement.

          (f)......Extension.  YAGI and GS  CleanTech  shall have  executed  and delivered the Extensions.

          (g)......Completion  of Diligence.  Buyer shall have delivered  Parent written notice of completion of its due diligence (except as otherwise set forth in such notice to Parent) not later than June 30, 2008, provided that the delivery of such notice shall not waive Buyer's right to continue to monitor the Business, to obtain access as provided in Section 8.1(b), or to continue to perform due diligence as to any matters or events identified in such notice or arising on or after the date thereof.

                                    ARTICLE X

                                   TERMINATION

     10.1.....Termination  of Agreement.  This  Agreement  and the  transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

     (a)....Mutual Consent. By mutual written consent of Buyer and Parent;


          (b)....Court  Order.  By Buyer or  Parent  if any  court of  competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c)....Failure  to Close by July 31,  2008.  By Buyer or Parent if the
     transactions contemplated hereby shall not have been consummated on or before July 31, 2008, provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any of its covenants or obligations in this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

          (d)....Termination  by Parent.  By Parent and upon  notice to Buyer at any time prior to July 31, 2008 if (i) a condition to the performance of a Company or Parent set forth in Section 9.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Buyer that is not cured to the reasonable satisfaction of Parent within ten (10) days of notification thereof or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be false or misleading; or

          (e)....Termination  by Buyer. By Buyer by notice to Parent at any time prior to July 31, 2008 if (i) a condition to the performance of Buyer set forth in Section 9.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by either Company or Parent that is not cured to the reasonable satisfaction of Buyer within ten (10) days of notification thereof, or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by either Company or Parent pursuant hereto shall be false or misleading.

     10.2.....Effect  of Termination and Right to Proceed.  If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) the breaching party shall not be relieved of any obligation or liability arising from any inaccuracy in, or prior breach by such party of, any representation, warranty, covenant or other provision of this Agreement and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 10.2 and Article XIII. In addition, anything in this Agreement to the contrary notwithstanding, if any of conditions to obligations specified in
Section 9.1 hereof have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of the Companies and Parent specified in Section 9.2 hereof have not been satisfied, the Companies and Parent in addition to any other rights which may be available to them, shall have the right to waive their rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

                                   ARTICLE XI

                                 INDEMNIFICATION

     11.1 Survival of Representations and Warranties. Each and every representation and warranty set forth in this Agreement shall survive until the first anniversary of the Closing Date except with respect to (a) the representations and warranties set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.8, 7.1, 7.2 and 7.4 which shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations (and any extensions thereof) (collectively, the "Surviving Representations and Warranties") and (b) the representations and warranties as to Taxes in Section 6.17 which are addressed in Article XII. From and after the applicable period of survival with respect to such respective representations and warranties of Buyer, the Companies and Parent, neither of the Companies nor the Parent, or any Affiliate of Buyer, a Companies or Parent shall have any liability whatsoever with respect to any such representation or warranty, except for claims for fraud or intentional misrepresentation. If, at any time prior to the expiration of the survival period set forth above with respect to any particular representation or warranty of a party, an Indemnitee (as such term is defined herein) delivers to an Indemnifying Party (as such term is defined herein) a written notice alleging the existence of an inaccuracy in or a breach of such representation or warranty (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for Losses (as such term is defined herein) based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice and all related indemnity obligations under this Article XI related thereto shall survive. The representations, warranties, covenants and obligations of each party, and the rights and remedies that may be exercised by an Indemnitee shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of such party or any of its Affiliates, agents and/or representatives. This Section 11.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

     11.2 Indemnification by Enviro-Safe and Parent. Enviro-Safe and Parent shall, jointly and severally, indemnify, defend and hold the Buyer, and from and after the Closing, Enviro-Safe (NE), and their respective officers, directors, consultants, employees, owners, agents, representatives and Affiliates (collectively the "Buyer Indemnitees"), harmless from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and costs ("Buyer Losses"), in connection with any Buyer Loss which any Buyer Indemnitee may suffer or incur, resulting from, related to or arising out of any of the following: (i) any misrepresentation or breach of a representation or warranty by Parent or either Company, (ii) any breach or nonfulfillment by Parent or either Company of any of their agreements or covenants set forth in this Agreement or in any Purchase Document to which any of them is a party; (iii) any matter disclosed on Schedule 6.21; (iv) any of the Retained Assets or Retained Liabilities; (v) fraud or intentional misrepresentation on the part of either Company and Parent, in accordance with the provisions set forth therein; (vi) any failure of Parent or either Company to have complied with any applicable bulk sales law, state Tax law, Tax lien waiver or similar statutes or regulations in connection with this Agreement or the transactions contemplated by this Agreement (other than with respect to any Assumed Liabilities); (vii) any liabilities or obligations of Parent, including any liabilities or obligations to any of its creditors, stockholders or any other Persons, Business Entities or Governmental Authorities; (viii) any federal or state fraudulent transfer statutes; or (ix) any liabilities of Enviro-Safe (NE) for Inter-Company Accounts or any other liabilities not reflected on the Closing Balance Sheet of Enviro-Safe (NE); and (x) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing. Notwithstanding the foregoing, (i) a Buyer Indemnitee shall not be precluded from taking any further action, at law or equity, including by offset and deduction from any amounts due under this Agreement or any other Purchase Document, subsequent to the Closing for any loss, damage or expenses sustained by Buyer as a result of any breach of this Agreement and (ii) indemnification with regard to certain Tax matters (including any misrepresentation or breach of any of the representations and warranties in
Section 6.17) are set forth in Article XII below.

     11.3 Indemnification by the Buyer. The Buyer shall indemnify, defend and hold the Parent and Enviro-Safe, and their respective officers, directors, consultants, employees, owners, agents and Affiliates (collectively, the "Company Indemnitees," and at times together with the Buyer Indemnitees, "Indemnitees"), harmless from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and costs ("Company Losses," and at times together with Buyer Losses, "Losses"), in connection with any Company Loss which the Company Indemnitee may suffer or incur, resulting from, related to or arising out of any of the following: (i) any misrepresentation or breach of a representation or warranty by Buyer, (ii) any breach or nonfulfillment by Buyer of any of its agreement and covenants set forth in this Agreement; (iii) fraud or intentional misrepresentation on the part of Buyer;
(iv) any Claims related to Buyer's ownership or use of the Purchased Assets arising and accruing after the Closing Date; or (v) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

     Notwithstanding the foregoing, a Company Indemnitee shall not be precluded from taking any further action, at law or in equity, subsequent to the Closing for any loss, damage or expenses sustained by said Company Indemnitees as a result of any breach of this Agreement.

         11.4     Notice and Opportunity to Defend.

          (a) If an Indemnitee has incurred or suffered Losses or may incur any such Losses for which it is entitled to indemnification under this Article XI, such Indemnitee shall, as promptly as practicable thereafter (but, subject to the last sentence in Section 11.4(b) below, not later than thirty (30) days with respect to any third party claim), and in all events prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give written notice of such claim (a "Claim Notice") to Parent or the Buyer (as the case may be) (the "Indemnifying Party"). Each Claim Notice shall state the amount of claimed Losses (the "Claimed Amount"), if known, and the factual background and basis for such claim in reasonably sufficient detail so as to enable the Indemnifying Party to understand and respond to the Claim Notice as provided in Section 11.4(b) below.

          (b) Except as set forth in clause (iv) herein, within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall provide to the Indemnitee a written response (the "Response Notice") in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnitee, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is owed to the Indemnitee, (iii) contest that any of the Claimed Amount is owed to the Indemnitee, or (iv) request additional information that the Indemnifying Party believes in good faith it needs to respond to the Claim Notice, which request must be made within ten (10) days after the Indemnifying Party's receipt of the Claim Notice. In the event the Indemnifying Party requests further information pursuant to the foregoing clause (iv), the Indemnitee shall provide the additional information, if any, within ten (10) Business Days, and the Indemnifying Party shall then respond as provided in the foregoing clauses (i), (ii) or
     (iii) within ten (10) days after receipt of such additional information or notice from the Indemnitee that no further information exists. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnitee is entitled to indemnification under this Article XI. If no Response Notice is delivered by the Indemnifying Party within such twenty (20) day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnitee; provided, however, that the failure to adhere strictly to the timing provided in this Section 11.4 shall not be a waiver of any indemnification claim or defense, except to the extent such failure causes prejudice to the other party.

          (c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnitee, the Indemnifying Party shall promptly (and in any event within five (5) Business Days) pay the Claimed Amount to the Indemnitee. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee, the Indemnifying Party shall promptly (and in any event within five (5) Business Days) pay to the Indemnitee, directly, an amount equal to the Agreed Amount set forth in such Response Notice. Acceptance by the Indemnitee of part payment of any Claimed Amount shall be without waiver to that Indemnitee's right to claim and the Indemnifying Party's obligation to pay the balance of any such Claimed Amount that is due the Indemnitee. If the Indemnifying Party in the Response Notice contests all or part of the Claimed Amount (the "Contested Amount"), the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within twenty (20) days, either may commence a lawsuit or other appropriate proceeding in a court of competent jurisdiction.

          (d) The Indemnitee shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this
     Article XI may be sought; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability for Losses hereunder except to the extent of any Loss or material prejudice caused by or arising out of such delay. Within five (5) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnitee, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnitee, provided: (i) the
     Indemnifying Party acknowledges in writing to the Indemnitee that any damages, fines, costs or other liabilities that may be assessed against the Indemnitee in connection with such action, suit or proceeding constitute Losses for which the Indemnitee shall be entitled to indemnification pursuant to this Article XI, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnitee or the business, operations or future conduct of the Indemnitee. If the Indemnifying Party does not so assume control of such defense, the Indemnitee shall control such defense. If the Indemnifying Party assumes the defense notwithstanding the satisfaction of the foregoing conditions, the Indemnitee may object in writing within three (3) Business Days, and in the event of such objection the parties shall negotiate in good faith which party will control the defense. In the absence of agreement as to which party controls the defense within three (3) Business Days from the Indemnifying Party's receipt of an objection, the Indemnitee shall assume control of the defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnitee reasonably concludes that the Indemnifying Party and the Indemnitee have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the
     Indemnitee shall be considered "Losses" for purposes of this Agreement, whether or not the Indemnitee prevails in such action, suit or proceeding. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. Except as provided in Section 11.4(e) below, the Indemnitee shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed (it being understood that it is reasonable to withhold, condition or delay such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnitee for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnitee).

          (e)......If a third party asserts that an Indemnitee is liable to such third party for a monetary or other obligation which may constitute or result in Losses for which such Indemnitee may be entitled to indemnification pursuant to this Article XI, and such Indemnitee reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnitee shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnitee may make a claim for indemnification pursuant to this Article XI, and (iii) the Indemnifying Party shall reimburse the Indemnitee for any such Losses for which it is entitled to indemnification pursuant to this
     Article XI.

         11.5     Limitations on Certain Indemnification Obligations.

          (a)......Basket.   The  Buyer   Indemnitees   shall  not   assert  any
     indemnification claim under Section 11.2(i) (other than with respect to any of the Surviving Representations and Warranties), and Enviro-Safe and Parent shall have no obligation to indemnify therefor, until the aggregate amount of all claims for Buyer Losses by the Buyer Indemnitees exceeds $50,000 (the "Basket Amount"), in which event the Enviro-Safe and Parent will be responsible for all amounts and the liabilities, including, without limitation, the Basket Amount, subject to the Cap.

          (b)......Cap.   Except   for  claims   based  on  fraud,   intentional
     misrepresentation or on breach of any of the Surviving Representations and Warranties, Enviro-Safe and Parent liability for any Buyer Losses arising pursuant to Section 11.2(i) shall not exceed $1,000,000 in the aggregate (the "Cap").

          (c)......Other  Remedies.  Notwithstanding  anything  to the  contrary contained in this Agreement, nothing in this Agreement shall preclude an Indemnitee from seeking injunctive relief or specific performance with respect to any covenant, agreement or obligation of an Indemnifying Party contained in this Agreement. Nothing shall limit any remedy of an Indemnitee for fraud, willful breach, intentional misrepresentation or willful misconduct on the part of the an Indemnifying Party in connection with this Agreement.

          (d)  .....Determination  of Losses. If an Indemnitee proceeds with the defense of any claim all fees and expenses, including attorney's fees, relating to the defense of such Claim and/or the enforcement of its rights hereunder shall be deemed to be Losses for which such Indemnitee is entitled to indemnification hereunder whether or not the Indemnitee prevails in any such action, suit or proceeding. For purposes of this
     Article XI, "breach" shall be deemed to include any action, demand or claim by a third party against an Indemnitee which, if true, would give rise to a breach of a covenant, agreement, representation or warranty by an Indemnifying Party. For purpose of this Article XI, Losses for breach of any representation, warranty or covenant contained in this Agreement shall be determined without giving effect to any qualification or limitation contained in such representation, warranty or covenant as to "Material Adverse Effect."

          (e)......Enviro-Energy  Corp. The Buyer  Indemnitees  shall not assert any indemnification claim against Enviro-Energy Corp., a wholly-owned subsidiary of Parent, except to the extent that any portion of the Purchase Price is or shall be used by Parent, directly or indirectly, to fund any of the operations of such entity.

     11.6 Treatment of Indemnification Payments. The Companies, Parent and Buyer agree to treat (and cause their Affiliates to treat) any payments received pursuant to Article XI as adjustments to the Purchase Price for all Tax purposes, to the maximum extent permitted by applicable law.

                                   ARTICLE XII

                                   TAX MATTERS

         12.1     Tax Indemnity.

          (a)......Parent  shall pay and indemnify  and hold harmless  Buyer and each Affiliate of Buyer, including Enviro-Safe (NE), from and against: (i) all Taxes (or the nonpayment thereof) of the Companies for any period ending on or before the Closing Date (a "Pre-Closing Tax Period") and any pre-Closing Straddle Period; (ii) any and all Taxes of Parent or any Affiliate of Parent or any other Business Entity or other Person imposed on Enviro-Safe (NE) or on Buyer, as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to their conduct of business or any other event or transaction occurring on or before the Closing Date or as a result of the closing of the transactions contemplated by this Agreement; (iii) any Tax incurred or suffered by Enviro-Safe (NE) , Buyer or any of their Affiliates arising out of a breach of any representation or warranty in Section 6.17, or any covenant or agreement contained in this Article XII; and (iv) all Claims arising out of or incident to the imposition, assessment or assertion of any Tax described in clauses (i), (ii) and (iii) above. Notwithstanding anything in this Agreement to the contrary, all matters relating to Taxes will be governed by this Article XII and no provision of Article XI will limit, modify or offset the rights or obligations of the parties hereunder.

          (b)......For  purposes of this  Agreement,  the  portion of Tax,  with respect to the income, property or operations of Enviro-Safe (NE) that is attributable to any Tax period that begins on or before the Closing Date and ends after the Closing Date (a "Straddle Period") will be apportioned between the period of the Straddle Period that extends before the Closing Date through the Closing Date and the period of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period in accordance with this Section 12.1(b). The portion of such Tax attributable to the pre-Closing Straddle Period will be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. The portion of Tax attributable to a Post-Closing Straddle Period will be calculated in a corresponding manner.

          (c)......Any amount paid pursuant to this Section 12.1 will be treated as an adjustment to the Purchase Price, unless otherwise required by law.

          (d)......Any  indemnity  payment to be made  pursuant to this  Section
     12.1 must be paid by wire transfer of immediately available funds no later than ten (10) days after Buyer makes written demand upon Parent therefor.

          (e)......The   indemnification   provisions   in  this   Section  12.1
     (including on account of a misrepresentation or breach of any of the representations and warranties in Section 6.17) are in addition to the indemnity provision of Section 11.2 and will survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations.

         12.2     Tax Returns.

          (a)......Parent  shall prepare,  or caused to be prepared,  and timely file, all original Tax Returns of the Companies and Parent that are due with respect to any Pre-Closing Tax Period that have not yet been filed, on a basis consistent with past practice, except to the extent required by applicable law, and shall timely pay, or cause to be timely paid, all Taxes shown as due and owing on such Tax Returns. Parent shall allow Buyer at least twenty (20) days in which to review such Pre-Closing Tax Period Tax Returns, prior to their filing and shall provide to Buyer such information that is reasonably requested by Buyer to confirm Parent's adherence to past practice. If Buyer, within twenty (20) days after delivery of such Tax Return, notifies the Parent in writing that it objects to any items in such Tax Return, the disputed items shall be resolved pursuant to Section 12.2(c). If Buyer does not respond within twenty (20) days, Buyer shall not be entitled to object to any item in such Tax Return, and Parent shall file such Tax Return. The cost of preparing such Tax Returns shall be borne by Parent.

          (b) If the Parent on the one hand, and Buyer, on the other, disagree as to the treatment of any item on any Tax Return described in Section 12.2(a) hereof, Parent and Buyer shall promptly consult each other in an effort to resolve such dispute in good faith. If any such point of
     disagreement   cannot  be  resolved  in  ten  (10)  days  of  the  date  of consultation, the Independent Accountant shall resolve any remaining disagreements. The determination of the Independent Accountant shall be final, conclusive and binding on the parties. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer, on the one hand, and Parent, on the other. Nothing in this Agreement shall prevent the timely filing of a Tax Return by the preparing party. However, the preparing party shall file an amended Tax Return to reflect resolution of the items in dispute by the parties or the Independent Accountant, as the case may be.

          (c)...... All transfer,  documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) imposed in connection with this Agreement will be borne by Parent.

         12.3     Cooperation; Audits; Tax Claims..

          (a)......In  connection  with the  preparation  of Tax Returns,  audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on Enviro-Safe (NE), Buyer, on the one hand, and Parent, on the other hand, shall cooperate fully with each other, including, without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by any Governmental Authority as to the imposition of Taxes.

          (b)......Notification.  If  a  claim  shall  be  made  by  any  Taxing authority, which, if successful, might result in an indemnity payment to the indemnified parties pursuant to this Article XII, the indemnified parties shall notify any Indemnifying Parties reasonably promptly of such claim (a "Tax Claim"); provided, however, that the failure to give such notice shall not affect the Indemnifying Parties' obligations hereunder, except to the extent the Indemnifying Parties have actually been prejudiced as a result of such failure.

          (c)......Control of Proceedings.  The Indemnifying Party shall control all proceedings taken in connection with any Tax Claim for which such Indemnifying Party is liable under this Article XII and may make all decisions in connection with such Tax Claim; provided, however, that the Indemnified Parties and their counsel or tax accountant shall have the right, solely at the Indemnified Parties' own expense, to participate in the prosecution or defense of such Tax Claim.

     12.4 Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Enviro-Safe (NE) shall be terminated as of the Closing Date and, after the Closing Date, Enviro-Safe (NE) shall not be bound thereby nor have any liability thereunder.

     12.5 Intentionally Omitted. .

     12.6 2008 Estimated Taxes. Within forty-five (45) days after the Closing Date, Parent shall make estimated tax payments to the IRS and all applicable state taxing authorities sufficient to cover any and all Taxes expected to be due and owing by Parent and the Companies to such taxing authorities for the Pre-Closing Tax Period or related to any event or transaction contemplated by this Agreement, and the satisfaction of any YAGI/GS CleanTech Obligations, and Parent shall provide Buyer with copies of any and all filings made in connection with such estimated payments.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Fees and Expenses. Each of the parties hereto will pay and discharge its own expenses and fees in connection with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     13.2 Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

         if to the Buyer:

         Triumvirate Environmental, Inc.
         61 Inner Belt Road
         Somerville, MA 02143
         Attention:  John F. McQuillan, President
         Facsimile Transmission Number:  (617) 628-8099

         with a copy to:

         Posternak Blankstein & Lund LLP
         The Prudential Tower
         800 Boylston Street, 33rd Floor
         Boston, MA 02199
         Attention: Donald H. Siegel, P.C./David M. Barbash, Esq. Facsimile Transmission Number: (617) 367-2315

         if to Enviro-Safe and Parent:

         GS Enviro Services, Inc.
         14B Jan Sebastian Drive
         Sandwich, MA  02563
         Attention:  James F. Green, President
         Facsimile Transmission Number: 508-888-9093

         with a copy to:

         Jonathan R. Black, P.C.
         210 Whiting Street, Unit 6
         Hingham, MA 02043
         Facsimile Transmission Number:  781-740-4450

     All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

     13.3 Successors and Assigns. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that the Company and the Parent may not assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the Buyer. TEI may assign its rights and obligations hereunder to one or more Affiliates of TEI.

     13.4 Counterparts; Descriptive Headings; Variations in Pronouns. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     13.5 Severability; Entire Agreement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of the parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by law, the parties hereby waive any provision of any law, statute, ordinance, rule or regulation which might render any provision hereof invalid, illegal or unenforceable. This Agreement, including the Schedules and Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by any of the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of each Company, the Buyer and Parent.

     13.6 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the other parties, will take all appropriate action and execute any agreement, instrument or other writing of any kind which may be reasonably necessary or advisable to carry out and confirm the transactions contemplated by this Agreement.

     13.7 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or the other Purchase Documents, except as provided in Articles XI and XII, each party shall pay for its own attorneys' fees and costs.

     13.8 Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     13.9 GOVERNING LAW.. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE CHOICE OF LAW RULES THEREOF).

     13.10 WAIVER OF JURY TRIAL. EACH OF THE BUYER, EACH COMPANY AND PARENT HEREBY EXPRESSLY WAIVES ITS OR HIS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT, THE ACQUIRED ASSETS, THE ENVIRO-SAFE (NE) STOCK OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH COMPANY, PARENT AND BUYER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH COMPANY, PARENT, AND THE BUYER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS LEGAL COUNSEL; AND THAT EACH VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND MAY ONLY BE MODIFIED IN AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT OR THE SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.



ATTEST:                             BUYER:

                                    TRIUMVIRATE ENVIRONMENTAL, INC.


                                    By: /s/ John F. McQuillan, Jr.
                                         --------------------------
                                            John F. McQuillan, Jr.
                                            President





ATTEST:          .                 PARENT:

                                   GS ENVIRO SERVICES, INC.


                                   By: /s/ James F. Green
                                       --------------------------
                                   Name:   James F. Green
                                   Title:  Chairman and CEO



                                   THE COMPANIES:

ATTEST:                            ENVIRO-SAFE CORPORATION


                                   By: /s/ James F. Green
                                       --------------------------
                                   Name:   James F. Green
                                   Title:  Chairman and CEO



ATTEST:                            ENVIRO-SAFE CORPORATION (NE)


                                   By: /s/ James F. Green
                                       --------------------------
                                   Name:   James F. Green
                                   Title:  Chairman and CEO